EXHIBIT 4.1

                                   [SEE TAB 3]

================================================================================


                            WMC SECURED ASSETS CORP.,
                                    Company,



                               WMC MORTGAGE CORP.,
                                Master Servicer,


                                       and


                         BANK ONE, NATIONAL ASSOCIATION,
                                     Trustee



                  --------------------------------------------



                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 2000


                  --------------------------------------------


                       Mortgage Pass-Through Certificates

                                  Series 2000-A


================================================================================

                                                 TABLE OF CONTENTS
                                                                                                      Page

                                                     ARTICLE I

                                                    DEFINITIONS
Section 1.01.     Definitions............................................................................3
Section 1.02.     Allocation of Certain Interest Shortfalls.............................................40

                                                ARTICLE II

                      CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans..........................................................42
Section 2.02.     Acceptance by Trustee.................................................................45
Section 2.03.     Representations, Warranties and Covenants of the Master Servicer and the
                  Company...............................................................................46
Section 2.04.     Enforcement of Representations and Warranties.........................................49
Section 2.05.     Reserved..............................................................................50
Section 2.06.     Issuance of Certificates and Uncertificated REMIC I Regular Interests
                  Evidencing Interests in REMIC I; Conveyance of Uncertificated REMIC I
                  Regular Interests.....................................................................50
Section 2.07.     Issuance of Certificates and Uncertificated REMIC II Regular Interests
                  Evidencing Interests in REMIC II; Conveyance of Uncertificated REMIC II
                  Regular Interests.....................................................................51
Section 2.08.     Issuance of Certificates Evidencing Interests in REMIC III............................51
Section 2.09      Conveyance of the Subsequent Mortgage Loans...........................................52

                                                ARTICLE III

                              ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.     Master Servicer to Assure Servicing...................................................54
Section 3.02.     Subservicing Agreements Between Master Servicer and Subservicer.......................55
Section 3.03.     Successor Subservicers................................................................56
Section 3.04.     Liability of the Master Servicer......................................................56
Section 3.05.     Assumption or Termination of Subservicing Agreements by Trustee.......................56
Section 3.06.     Collection of Mortgage Loan Payments..................................................57
Section 3.07      Withdrawals from the Certificate Account..............................................59
Section 3.08.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts................60
Section 3.09      Reserved..............................................................................61
Section 3.10      Mortgage Impairment Insurance.........................................................61
Section 3.11      Maintenance of Hazard Insurance and Fidelity Coverage.................................61
Section 3.12      Due-on-Sale Clauses; Assumption Agreements............................................62
Section 3.13      Realization Upon Defaulted Mortgage Loans.............................................63


                                                    i




Section 3.14      Trustee to Cooperate; Release of Mortgage Files.......................................64
Section 3.15      Servicing Compensation................................................................65
Section 3.16      Annual Statements of Compliance.......................................................65
Section 3.17      Annual Independent Public Accountants' Servicing Report...............................65
Section 3.18.     Optional Purchase of Defaulted Mortgage Loans.........................................66
Section 3.19.     Information Required by the Internal Revenue Service Generally and Reports
                  of Foreclosures and Abandonments of Mortgaged Property................................66
Section 3.20.     Title, Management and Disposition of REO Property.....................................66
Section 3.21.     Advance Facility......................................................................69
Section 3.22.     Use of Funds Held for Future Distribution.............................................70

                                                ARTICLE IV

                                      PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.     Distribution Account; Investment of Accounts..........................................71
Section 4.02.     Distributions.........................................................................71
Section 4.03.     Statements to Certificateholders......................................................78
Section 4.04.     Reserved..............................................................................81
Section 4.05.     Allocation of Realized Losses.........................................................81
Section 4.06.     1934 Act Reports......................................................................82
Section 4.07.     Reserved..............................................................................83
Section 4.09      Monthly Advances......................................................................83
Section 4.10      Compensating Interest Payments........................................................83
Section 4.11      Pre-Funding Account...................................................................84
Section 4.13      Reserved..............................................................................84
Section 4.14.     Compliance with Withholding...........................................................85

                                                 ARTICLE V

                                             THE CERTIFICATES

Section 5.01.     The Certificates......................................................................86
Section 5.02.     Registration of Transfer and Exchange of Certificates.................................88
Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.....................................93
Section 5.04.     Persons Deemed Owners.................................................................93
Section 5.05.     Appointment of Paying Agent...........................................................93

                                                ARTICLE VI

                                   THE COMPANY AND THE MASTER SERVICER

Section 6.01.     Respective Liabilities of the Company and the Master Servicer.........................94
Section 6.02.     Merger or Consolidation of the Company or the Master Servicer.........................94
Section 6.03.     Limitation on Liability of the Company, the Master Servicer and Others................94
Section 6.04.     Company and Master Servicer Not to Resign.............................................95



                                                    ii




                                                ARTICLE VII

                                                  DEFAULT

Section 7.01.     Events of Default.....................................................................96
Section 7.02      Trustee to Act; Appointment of Successor..............................................97
Section 7.03      Waiver of Events of Default...........................................................98

                                               ARTICLE VIII

                                          CONCERNING THE TRUSTEE

Section 8.01.     Duties of Trustee....................................................................100
Section 8.02.     Certain Matters Affecting the Trustee................................................102
Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans................................103
Section 8.04.     Trustee May Own Certificates.........................................................104
Section 8.05.     Trustee's Fees and Expenses; Indemnification.........................................104
Section 8.06.     Eligibility Requirements for Trustee.................................................105
Section 8.07.     Resignation and Removal of the Trustee...............................................105
Section 8.08.     Successor Trustee....................................................................106
Section 8.09.     Merger or Consolidation of Trustee...................................................107
Section 8.10.     Appointment of Co-Trustee or Separate Trustee........................................107
Section 8.11.     Appointment of Custodians............................................................108
Section 8.12.     Appointment of Office or Agency......................................................108

                                                ARTICLE IX

                                               TERMINATION

Section 9.01.     Termination Upon Purchase by the Master Servicer or the Company or
                  Liquidation of All Mortgage Loans....................................................109
Section 9.02.     Termination of REMIC II and REMIC II.................................................111
Section 9.03.     Additional Termination Requirements..................................................111

                                                 ARTICLE X

                                             REMIC PROVISIONS

Section 10.01.    REMIC Administration.................................................................113
Section 10.02.    Master Servicer, REMIC Administrator and Trustee Indemnification.....................116

                                                ARTICLE XI

                                         MISCELLANEOUS PROVISIONS

Section 11.01.    Amendment............................................................................118
Section 11.02.    Recordation of Agreement; Counterparts...............................................120
Section 11.03.    Limitation on Rights of Certificateholders...........................................121
Section 11.04.    Governing Law........................................................................121


                                                    iii




Section 11.05.    Notices..............................................................................122
Section 11.06.    Notices to Rating Agencies...........................................................122
Section 11.07.    Severability of Provisions...........................................................123
Section 11.08.    Supplemental Provisions for Resecuritization.........................................123
Section 11.09.    Third Party Beneficiaries............................................................124


EXHIBITS

Exhibit A-1                Form of Class A Certificates
Exhibit A-2                Form of Subordinate Certificates
Exhibit A-3                Form of Class CE Certificate
Exhibit A-4                Form of Class P Certificate
Exhibit B                  Form of Class R Certificates
Exhibit C-1                Mortgage Loan Schedule
Exhibit C-2                Prepayment Charge Schedule
Exhibit D                  Form of Request for Release
Exhibit E-1                Form of Initial Certification
Exhibit E-2                Form of Interim Certification
Exhibit E-3                Form of Final Certification
Exhibit F-1                Form of Transfer Affidavit and Agreement
Exhibit F-2                Form of Transferor Certificate
Exhibit G-1                Form of Investor Representation Letter
Exhibit G-2                Form of ERISA Representation Letter
Exhibit H                  Form of Transferor Representation Letter
Exhibit I                  Form of Rule 144A Investment Representation Letter
Exhibit J                  Form of Subsequent Transfer Agreement
Exhibit K                  Form of Addition Notice
Exhibit L                  Form of Lost Note Affidavit

                  This is a Pooling and Servicing Agreement, dated as of April 1, 2000, among WMC SECURED ASSETS CORP. (together with its permitted successors and assigns, the "Company"), WMC MORTGAGE CORP., as master servicer (together with its permitted successors and assigns, the "Master Servicer") and BANK ONE, NATIONAL ASSOCIATION, as trustee (together with its permitted successors and assigns, the "Trustee").

                             PRELIMINARY STATEMENT:

         The Company intends to sell Mortgage Pass-Through Certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein) created hereunder. The Trust Fund will consist primarily of the Mortgage Loans, the Certificate Account, the Distribution Account and the Pre-Funding Account (each, as defined herein).

         As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets described in the definition of REMIC I (as defined herein), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests (as defined herein) will evidence the "regular interests" in REMIC I and the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein).

         The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass- Through Rate, the initial Uncertificated Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated REMIC I Regular Interests (as defined herein). None of the Uncertificated REMIC I Regular Interests will be certificated.


                          Uncertificated                  Initial
                              REMIC I                  Uncertificated                Latest Possible
Designation              Pass Through Rate           Principal Balance               Maturity Date(1)
-------------------------------------------------------------------------------------------------------------
   I-LT1                    Variable(2)                 $416,499,902.00                May 15, 2030

   I-LT2                    Variable(2)                   $3,315,000.00                May 15, 2030

   I-LT3                    Variable(2)                     $340,000.00                May 15, 2030

   I-LT4                    Variable(2)                     $201,870.00                May 15, 2030

   I-LT5                    Variable(2)                     $201,870.00                May 15, 2030

   I-LT6                    Variable(2)                   $4,441,258.00                May 15, 2030

   I-LTP                    Variable(2)                         $100.00                May 15, 2030

---------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.


          As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets described in the definition of REMIC II (as defined herein), as a REMIC for federal income tax purposes and such segregated pool of assets will be designated as "REMIC II." The Uncertificated REMIC II Regular Interests (as defined herein) will evidence the "regular interests" in REMIC II and the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

          The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass- Through Rate, the initial Uncertificated Principal Balance and, solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated REMIC II Regular Interests. None of the Uncertificated REMIC II Regular Interests will be certificated.


                          Uncertificated                  Initial
                             REMIC II                  Uncertificated                Latest Possible
Designation              Pass Through Rate            Principal Balance              Maturity Date(1)
-------------------------------------------------------------------------------------------------------------
  II-LT1                    Variable(2)                $416,499,902.00                May 15, 2030

  II-LT2                    Variable(2)                  $3,315,000.00                May 15, 2030

  II-LT3                    Variable(2)                    $340,000.00                May 15, 2030

  II-LT4                    Variable(2)                    $201,870.00                May 15, 2030

  II-LT5                    Variable(2)                    $201,870.00                May 15, 2030

  II-LT6                    Variable(2)                  $4,441,258.00                May 15, 2030

  II-LTP                    Variable(2)                        $100.00                May 15, 2030

  II-LT2S                   Variable(2)                     (3)                       May 15, 2030

  II-LT3S                   Variable(2)                     (3)                       May 15, 2030

  II-LT4S                   Variable(2)                     (3)                       May 15, 2030

  II-LT5S                   Variable(2)                     (3)                       May 15, 2030

---------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC II Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC II Pass-Through Rate" herein.

(3) This Uncertificated REMIC II Regular Interest has no Uncertificated Principal Balance but will accrue interest at the related Uncertificated REMIC II Pass-Through Rate on the related Uncertificated Notional Amount, which is equal to the Uncertificated Principal Balance of the Uncertificated Corresponding Component.

         As provided herein, a segregated pool of assets consisting of the Uncertificated REMIC II Regular Interests will be designated as "REMIC III," and the REMIC Administrator will make a separate REMIC election with respect thereto. The Certificates (other than the Class R Certificates) will evidence "regular interests" in REMIC III, and the Class R-III Certificates will evidence the sole class of "residual interests" therein within the meaning of the REMIC Provisions.

         The following table irrevocably sets forth the designation, Pass-Through Rate, Initial Certificate Principal Balance, and solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates representing "regular interests" in REMIC III.


                                                       Aggregate Initial
                              Pass-Through                Certificate                Latest Possible
         Designation              Rate                 Principal Balance             Maturity Date(1)
         -----------              -----                -----------------             -------------
Class A                       Variable(2)               $331,500,000.00                May 15, 2030
Class M-1                     Variable(2)                $34,000,000.00                May 15, 2030
Class M-2                     Variable(2)                $20,187,000.00                May 15, 2030
Class B                       Variable(2)                $20,187,000.00                May 15, 2030
Class CE                      Variable(2)                $19,125,900.00(3)             May 15, 2030
Class P                           (4)                           $100.00                May 15, 2030

---------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class CE Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class CE Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the Uncertificated REMIC II Regular Interests. The Class CE Certificates will not accrue interest on their Certificate Principal Balance.

(4)      The Class P Certificates will not accrue interest.

         As of the Initial Cut-off Date, the Initial Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $419,673,501. The Initial Mortgage Loans are adjustable rate and fixed rate, closed-end, sub-prime mortgage loans secured by first lien mortgages on residential one- to four-family properties.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period.

                  "ACCOUNTS": Collectively, the Certificate Account, the Distribution Account and the Pre-Funding Account.

                  "ACCRUED CERTIFICATE INTEREST": With respect to each Distribution Date, as to any Class A Certificate, Subordinate Certificate or Class CE Certificate, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate on the Certificate Principal Balance, in the case of the Class A Certificates and the Subordinate Certificates, or on the Notional Amount, in the case of the Class CE Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the Class A Certificates, the Subordinate Certificates and the Class CE Certificates will be calculated on the basis of a 360- day year and the actual number of days in the applicable Interest Accrual Period. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Subordinate Certificate or Class CE Certificate will be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section
1.02 hereof of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by Compensating Interest payments pursuant to Section 4.10 and (b) the aggregate amount of any shortfalls resulting from application of the Relief Act, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class CE Certificate, shall be reduced to an amount equal to the portion allocable to such Class CE Certificate of Realized Losses, if any, pursuant to Section 4.05 hereof.

                  "ADDITION NOTICE": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.09, a notice of the Company's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be substantially in the form of Exhibit K.

                  "ADJUSTABLE RATE MORTGAGE LOAN": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "ADJUSTMENT DATE": As to each Adjustable Rate Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

                  "ADVANCING PERSON":  As defined in Section 3.21 hereof.

                  "AFFILIATE": With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGREEMENT": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "APPRAISED VALUE": As to any Mortgaged Property, the lower of
(i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, taken together with a review appraisal performed prior to origination and (ii) the purchase price of the Mortgaged Property at the time of origination.

                  "ASSIGNMENT": An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder's office and/or the assignee's name), sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

                  "AVAILABLE DISTRIBUTION AMOUNT": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Certificate Account and Distribution Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to
Section 3.20, (c) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date, (d) the aggregate of any Monthly Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.09, (e) the aggregate of any advances made by the Trustee for such Distribution Date pursuant to Section 7.02(a) and (f) with respect to the Distribution Date immediately following the end of the Pre- Funding Period, any amounts in the Pre-Funding Account after giving effect to any purchase of Subsequent Mortgage Loans, reduced (to not less than zero) by (2) the sum of the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Due Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Due Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Due Period, (iv) amounts reimbursable or payable to the Company, the Master Servicer, the Trustee, the Seller or any Sub- Servicer pursuant to Section 3.07 or otherwise payable in respect of extraordinary Trust Fund expenses, (v) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05, (vi) amounts deposited in the Certificate Account or the Distribution Account in error and (vii) the amount of any Prepayment Charges collected by the Master Servicer in connection with any Principal Prepayment of any of the Mortgage Loans or any Master Servicer Prepayment Charge Payment Amount.

                  "BANKRUPTCY CODE":  The Bankruptcy Code of 1978, as amended.

                  "BOOK-ENTRY CERTIFICATE": Any Certificate registered in the name of the Depository or its nominee. Initially the Book-Entry Certificates shall be the Class A Certificates and the Subordinate Certificates.

                  "BUSINESS DAY": Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of California or the State of Illinois (and such other state or states in which the Certificate Account, the Distribution Account and the Pre- Funding Account are at the time located) are required or authorized by law or executive order to be closed.

                  "CASH LIQUIDATION": As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

                  "CERTIFICATE": Any Class A Certificate, Class M-1 Certificate, Class M-2 Certificate, Class B Certificate, Class CE Certificate, Class P Certificate or Class R Certificate.

                  "CERTIFICATE ACCOUNT":: The custodial account or accounts created and maintained pursuant to Section 3.06 in the name of a depository institution, as custodian for the Holders of the Certificates, into which the amounts set forth in Section 3.06 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  "CERTIFICATEHOLDER OR HOLDER": The Person in whose name a Certificate is registered in the Certificate Register, except that no Disqualified Organization, Non-United States Person or "electing large partnership" within the meaning of Section 775(a) of the Code shall be a holder of a Class R Certificate and, solely for the purpose of giving any consent or direction pursuant to this Agreement (other than any consent required pursuant to Section 11.01), any Certificate registered in the name of the Company, the Master Servicer, any Subservicer or any Affiliate of the foregoing, shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; PROVIDED, HOWEVER, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "CERTIFICATE MARGIN": With respect to each Class of Offered Certificates, as follows:


CLASS                               CERTIFICATE MARGIN
-----                               ------------------

Class A                             0.34%(1)          0.68%(2)

Class M-1                           0.62%(1)          0.93%(2)
Class M-2                           1.00%(1)          1.50%(2)
Class B                             2.10%(1)          3.15%(2)
                  ----------------
(1) For Interest Accrual Periods beginning on or prior to the Optional Termination Date.
(2) For Interest Accrual Periods beginning after the Optional Termination Date.

                  "CERTIFICATE OWNER": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

                  "CERTIFICATE PRINCIPAL BALANCE": With respect to each Class A Certificate, Subordinate Certificate or Class P Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(b)(3)(i) or 4.02(b)(3)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05, if applicable. With respect to each Class CE Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the Uncertificated REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Subordinate Certificates and the Class P Certificates then outstanding.

                  "CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "CLASS": Collectively, all of the Certificates bearing the same designation.

                  "CLASS A CERTIFICATE": Any one of the Class A Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-1 and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

                  "CLASS B CERTIFICATE": Any one of the Class B Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-2 and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

                  "CLASS CE CERTIFICATE": Any one of the Class CE Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-3 and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

                  "CLASS M-1 CERTIFICATE": Any one of the Class M-1 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-2 and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

                  "CLASS M-2 CERTIFICATE": Any one of the Class M-2 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-2 and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

                  "CLASS P CERTIFICATE": Any one of the Class P Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-4 and evidencing an interest designated as a "regular interest" in REMIC III within the meaning of the REMIC Provisions.

                  "CLASS R CERTIFICATE": Any one of the Class R-I Certificates, Class R-II Certificates or Class R-III Certificates.

                  "CLASS R-I CERTIFICATE": Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC I within the meaning of the REMIC Provisions.

                  "CLASS R-II CERTIFICATE": Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC II within the meaning of the REMIC Provisions.

                  "CLASS R-III CERTIFICATE": Any one of the Class R-III Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "residual interest" in REMIC III within the meaning of the REMIC Provisions.

                  "CLOSING DATE": April 5, 2000.

                  "CODE":  The Internal Revenue Code of 1986, as amended.

                  "COMPENSATING INTEREST": With respect to any Mortgage Loan for which a Principal Prepayment in Full has been received by the Master Servicer during a Due Period, an amount equal to the lesser of (a) the difference between
(x) 30 days' interest at the Net Mortgage Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act, or as a result of any Debt Service Reduction) on the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period and (y) to the extent not previously advanced, the interest paid by the related Mortgagor with respect to the Mortgage Loan during such Due Period, and (b) the aggregate Servicing Fee received by the Master Servicer with respect to such Due Period.

                  "CORPORATE TRUST OFFICE": The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1 Bank One Plaza, Suite IL1- 0126, Chicago, Illinois 60670-0126, Attention: WMC Mortgage Corp. Series 2000-A.

                  "CORRESPONDING CERTIFICATE": With respect to Uncertificated REMIC I Regular Interest I-LT2, Uncertificated REMIC I Regular Interest I-LT3, Uncertificated REMIC I Regular Interest I-LT4, Uncertificated REMIC I Regular Interest I-LT5 and Uncertificated REMIC I Regular Interest I-LTP, the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B Certificates and the Class P Certificates, respectively. With respect to Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4, Uncertificated REMIC II Regular Interest II-LT5 and Uncertificated REMIC II Regular Interest II-LTP, the Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B Certificates and the Class P Certificates, respectively.

                  "CPR": With respect to the Adjustable Rate Mortgage Loans, the Constant Prepayment Rate, which represents an assumed constant rate of prepayment each month, expressed as a per annum percentage principal balance of the pool of Mortgage Loans for that month.

                  "CREDIT ENHANCEMENT PERCENTAGE": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Subordinate Certificates and the Class CE Certificates, and the denominator of which is the sum of the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date.

                  "CUMULATIVE LOSS PERCENTAGE": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount.

                  "CUMULATIVE LOSS TEST": The Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 37th through the 48th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is greater than 3.70%; (ii) for the 49th through the 60th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is greater than 4.70%; (iii) for the 61st through the 72nd Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is greater than 5.30%;
(iv) for the 73rd through the 84th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is greater than 5.70%; and (v) for the

85th Distribution Date or any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is greater than 6.00%.

                  "CUMULATIVE NET LOSSES": As of any date of determination, the aggregate of the Liquidated Loan Losses incurred from the Cut-off Date through the end of the calendar month preceding such date of determination.

                  "CURTAILMENT": Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

                  "CUSTODIAL AGREEMENT": An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian providing for the retention of the Mortgage Files by such Custodian on behalf of the Trustee.

                  "CUSTODIAN": A custodian appointed pursuant to a Custodial Agreement.

                  "CUT-OFF DATE": With respect to (i) each Initial Mortgage Loan, the Initial Cut-off Date, (ii) each Subsequent Mortgage Loan, the related Subsequent Cut-off Date and (iii) any Qualified Substitute Mortgage Loan, the Replacement Cut-off Date.

                  "CUT-OFF DATE PRINCIPAL BALANCE": As to any Mortgage Loan, the original principal balance thereof minus the principal portion of all payments due on such Mortgage Loan on or before the related Cut-off Date and minus all other payments applied to reduce such original principal amount on or before such Cut-off Date.

                  "DEBT SERVICE REDUCTION": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

                  "DEFICIENT VALUATION": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

                  "DEFINITIVE CERTIFICATE": Any definitive, fully registered Certificate.

                  "DELETED MORTGAGE LOAN": A Mortgage Loan replaced or designated to be replaced with a Qualified Substitute Mortgage Loan.

                  "DELINQUENCY PERCENTAGE": The percentage obtained by dividing
(x) the average of the aggregate Stated Principal Balances of the Mortgage Loans that are 60 or more days delinquent (whether or not in foreclosure) in payment of principal and interest as of the last day of the 3 preceding calendar months (including REO Mortgage Loans), by (y) the average of the Pool Principal Balances as of the last day of the 3 preceding calendar months.

                  "DELINQUENCY TEST": The Delinquency Test will be met with respect to any Distribution Date on which (x) the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent (whether or not in foreclosure) in payment of principal and interest as of the last day of the preceding calendar month (including REO Mortgage Loans) divided by (y) the Pool Principal Balance as of the last day of the preceding calendar month is greater than 12.00%.

                  "DELINQUENT": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days or more Delinquent" and so on.

                  "DEPOSITORY": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "DEPOSITORY PARTICIPANT": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "DETERMINATION DATE": The second Business Day prior to the related Distribution Date.

                  "DIRECTLY OPERATE": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "DISQUALIFIED ORGANIZATION": Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC I, REMIC II or REMIC III or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "DISTRIBUTION ACCOUNT": The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bank One, National Association, as trustee, in trust for the registered holders of WMC Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2000-A" which account shall be held for the benefit of the Certificateholders and which must be an Eligible Account.

                  "DISTRIBUTION DATE": The 15th day of any month, beginning in May 2000, or, if such 15th day is not a Business Day, the Business Day immediately following such 15th day.

                  "DUE DATE": With respect to any Mortgage Loan, the day of the month the Monthly Payment is due as set forth in the related Mortgage Note and which date is during the Due Period related to such Distribution Date.

                  "DUE PERIOD": With respect to any Distribution Date, the period commencing on and including the second day of the month preceding the month of such Distribution Date to and including the first day of the month of such Distribution Date.

                  "ELIGIBLE ACCOUNT": An account that is any of the following:
(i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) a trust account or accounts maintained in the corporate trust department of the Trustee, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Certificate Account or the Distribution Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

                  "ELIGIBLE INVESTMENTS":  One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

PROVIDED, HOWEVER, that no instrument shall be an Eligible Investment if it represents either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT":  As defined in Section 7.01.

                  "EXPENSE ADJUSTED MORTGAGE RATE": With respect to any Mortgage Loan or REO Property, the then applicable Mortgage Rate thereon minus the sum of
(i) the per annum rate at which the Servicing Fee is calculated and (ii) the Trustee Fee Rate.

                  "EXTRA PRINCIPAL DISTRIBUTION AMOUNT": As of any Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date (after taking into account the payment of the Principal Distribution Amount on such Distribution Date, exclusive of the payment of any Extra Principal Distribution Amount) and (b) the amount of Accrued Certificate Interest payable on the Class CE Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.05.

                  "FASIT": A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

                  "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

                  "FITCH":  Fitch IBCA, Inc., or its successor in interest.

                  "FREDDIE MAC": Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  "FINAL CERTIFICATION": As defined in Section 2.02.

                  "FINAL DISTRIBUTION DATE": The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

                  "FIXED RATE MORTGAGE LOAN": Each of the Mortgage Loans as having a Mortgage Rate that is not subject to adjustment other than in the event of a default thereunder.

                  "FANNIE MAE": Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  "FORECLOSURE PROFITS": As to any Distribution Date or related Determination Date, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.07)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Due Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.13) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the related Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

                  "GROSS MARGIN": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the Index to determine the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule.

                  "INDEPENDENT": When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer, the Seller and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer, the Seller or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer, the Seller or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "INDEPENDENT CONTRACTOR": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of the Trust Fund or the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "INDEX": With respect to any Adjustable Rate Mortgage Loan, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first business day 45 days prior to such Adjustment Date or (ii) as of the first business day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

                  "INDIRECT DEPOSITORY PARTICIPANT": An institution that is not a Depository Participant but clears through or maintains a custodial relationship with Depository Participants and has access to the Depository's clearing system.

                  "INITIAL CERTIFICATE PRINCIPAL BALANCE": With respect to each Class of Certificates (other than the Class R Certificates), the Certificate Principal Balance of such Class of Certificates as of the Closing Date as set forth in the Preliminary Statement hereto.

                  "INITIAL CERTIFICATION": As defined in Section 2.02.

                  "INITIAL CUT-OFF DATE": April 1, 2000.

                  "INITIAL MORTGAGE LOAN": A Mortgage Loan assigned and transferred to the Trust Fund by the Company on the Closing Date, as listed on the Initial Mortgage Loan Schedule.

                  "INITIAL MORTGAGE LOAN SCHEDULE": The schedule of Initial Mortgage Loans attached hereto as Exhibit C-1.

                  "INSURANCE PROCEEDS": Proceeds paid in respect of a Mortgage Loan pursuant to any related insurance policy covering such Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the related Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

                  "INTEREST ACCRUAL PERIOD": With respect to any Distribution Date and the Class A Certificates, the Subordinate Certificates, the Class CE Certificates, the Uncertificated REMIC II Regular Interests and Uncertificated REMIC I Regular Interests, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date.

                  "INTEREST REMITTANCE AMOUNT": With respect to any Determination Date, that portion of the Available Distribution Amount for such Distribution Date allocable to interest.

                  "LATE COLLECTIONS": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

                  "LATEST POSSIBLE MATURITY DATE": May 15, 2030.

                  "LIBOR": With respect to any Distribution Date, will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period or, in the case of the first Distribution Date, the second LIBOR Business Day prior to the Closing Date. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate.
The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. If no such quotations can be obtained, the rate will be equal to LIBOR for the prior Distribution Date; provided that if LIBOR for an Interest Accrual Period would be based on LIBOR for the previous Interest Accrual Period for three consecutive Interest Accrual Periods, then the Trustee shall select a comparable alternative index (over which the Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

                  "LIBOR BUSINESS DAY": Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

                  "LIBOR CERTIFICATE RATE": With respect to any Class of Offered Certificates, for any Distribution Date, LIBOR plus the related Certificate Margin.

                  "LIQUIDATED MORTGAGE LOAN": With respect to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in this Agreement, as of the end of the related Due Period, that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

                  "LIQUIDATION EXPENSES": Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

                  "LIQUIDATED LOAN LOSSES": For each Liquidated Mortgage Loan, the amount, if any, by which the sum of the Stated Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Net Liquidation Proceeds realized thereon.

                  "LIQUIDATION PROCEEDS": Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

                  "LOAN-TO-VALUE RATIO": As of any date, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan as of the date of the origination of such Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "MASTER SERVICER PREPAYMENT CHARGE PAYMENT AMOUNT": The amounts payable by the Master Servicer in respect of any waived Prepayment Charges pursuant to Section 2.03 or Section 3.01(e).

                  "MAXIMUM I-LT6 UNCERTIFICATED INTEREST DEFERRAL AMOUNT": With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to Uncertificated REMIC I Regular Interest I-LT6 for such Distribution Date on a balance equal to the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest I-LT6 minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4 and Uncertificated REMIC II Regular Interest II-LT5 for such Distribution Date.

                  "MAXIMUM MORTGAGE RATE": With respect to each Adjustable Rate Mortgage Loan, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the related Mortgage Note.

                  "MINIMUM MORTGAGE RATE": With respect to each Adjustable Rate Mortgage Loan, the minimum Mortgage Rate permitted over the life of such Mortgage Loan under the related Mortgage Note.

                  "MONTHLY ADVANCE": With respect to any Determination Date, an advance of delinquent interest made by the Master Servicer pursuant to Section 4.09.

                  "MONTHLY PAYMENT": With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

                  "MOODY'S": Moody's Investors Service, Inc., or its successor in interest.

                  "MORTGAGE": With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Note.

                  "MORTGAGE FILE": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  "MORTGAGE LOAN PURCHASE AGREEMENT": The mortgage loan purchase agreement, dated as of March 31, 2000, by and between the Company as purchaser and the Seller as seller.

                  "MORTGAGE LOANS": Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 hereof and each Subsequent Transfer Agreement, together with any Qualified Substitute Mortgage Loans, as from time to time are held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the Initial Mortgage Loan Schedule, and including each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

                  "MORTGAGE LOAN SCHEDULE": As of any date, the schedule(s) of Mortgage Loans included in the Trust Fund as of such date, including the Initial Mortgage Loan Schedule, any Subsequent Mortgage Loan Schedule and any amended Mortgage Loan Schedule with respect to the addition of Qualified Substitute Mortgage Loans, if any. The Mortgage Loan Schedule shall set forth at a minimum the following information as to each Mortgage Loan:

                  (i)      the Mortgage Loan identifying number;

                  (ii) the street address of the Mortgaged Property including state and zip code;

                  (iii)    the maturity date of the Mortgage Note;

                  (iv)     the Mortgage Rate as of the related Cut-off Date;

                  (v)      the original principal balance;

                  (vi)     the date the first Monthly Payment thereon is due;

                  (vii) the scheduled monthly payment of principal and interest as of the related Cut-off Date;

                  (viii)   the Cut-off Date Principal Balance;

                  (ix) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

                  (x) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

                  (xi) with respect to each Adjustable Rate Mortgage Loan, the Index and Gross Margin;

                  (xii)    the Appraised Value of the related Mortgaged
                           Property;

                  (xiii)   the original term to maturity;

                  (xiv)    the remaining number of months to maturity;

                  (xv)     the property type and occupancy status;

                  (xvi) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date after the related Cut-off Date;

                  (xvi)    the type and term of the related Prepayment Charge.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

                  "MORTGAGE NOTE": The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modifications thereto.

                  "MORTGAGE RATE": As to any Mortgage Loan, the interest rate borne by the related Mortgage Note calculated on the basis of a 360-day year and twelve 30-day months elapsed in the related period for which interest thereon accrues.

                  "MORTGAGED PROPERTY": The underlying real property securing a Mortgage Loan.

                  "MORTGAGOR":  The obligor on a Mortgage Note.

                  "NET LIQUIDATION PROCEEDS": With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

                  "NET MONTHLY EXCESS CASH FLOW": For any Distribution Date, the sum of (i) the Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate Accrued Certificate Interest payable to the holders of the Class A Certificates and the Subordinate Certificates and (B) the amounts described in the definition of Principal Remittance Amount (except clause (v) of such definition).

                  "NET MORTGAGE RATE": As to each Mortgage Loan, a per annum rate of interest equal to the Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

                  "NET WAC PASS-THROUGH RATE": With respect to Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4, Uncertificated REMIC II Regular Interest II-LT5, the Class A Certificates and the Subordinate Certificates and any Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans and REO Properties, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period.

                  "NEW LEASE": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

                  "NONRECOVERABLE ADVANCES": With respect to any Mortgage Loan,
(i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.07(a)(iv), or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Master Servicer would not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

                  "NON-UNITED STATES PERSON": Any Person other than a United States Person.

                  "NOTIONAL AMOUNT": With respect to the Class CE Certificates and any Distribution Date, the Uncertificated Principal Balance of the Uncertificated REMIC II Regular Interests for such Distribution Date.

                  "OFFERED CERTIFICATES": Together, the Class A Certificates and the Subordinate Certificates.

                  "OFFICER'S CERTIFICATE": A certificate signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, a Managing Director or Director, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

                  "OPINION OF COUNSEL": A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be in-house counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee", (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions or (iii) pursuant to Section 6.04 must, unless otherwise specified, be an opinion of Independent counsel.

                  "OPTIONAL TERMINATION DATE": As defined in Section 9.01 hereof.

                  "ORIGINAL PRE-FUNDED AMOUNT": The amount remitted to the Trustee by the Company for deposit in the Pre-Funding Account on the Closing Date, which amount is $5,326,499.

                  "OUTSTANDING MORTGAGE LOAN": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.04 or 3.18.

                  "OVERCOLLATERALIZATION AMOUNT": As of any Distribution Date, the excess, if any, of (a) the sum of the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date and the amount on deposit in the Pre-Funding Account, if any, over (b) the aggregate Certificate Principal Balances of the Class A Certificates, the Subordinate Certificates and the Class P Certificates as of such date (after taking into account the payment to the Offered Certificates of the Principal Remittance Amount).

                  "OVERCOLLATERALIZATION DEFICIENCY AMOUNT": With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount applicable to such Distribution Date over (b) the Overcollateralization Amount applicable to such Distribution Date prior to taking into account the payment of any Excess Principal Distribution Amount on such Distribution Date.

                  "OVERCOLLATERALIZATION REDUCTION AMOUNT": As of any Distribution Date, an amount equal to the lesser of (i) the excess, if any, of
(a) the Overcollateralization Amount for such Distribution Date, over (b) the Required Overcollateralization Amount for such Distribution Date and (ii) the amount available for distribution specified in the definition of Principal Remittance Amount (except clause (v) of such definition).

                  "OVERCOLLATERALIZATION REDUCTION LOCKOUT EVENT": An Overcollateralization Reduction Lockout Event has occurred with respect to any Distribution Date on or after May 2003 if both the Cumulative Loss Test and the Delinquency Test are met.

                  "OWNERSHIP INTEREST": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "PASS-THROUGH RATE": With respect to the Class A Certificates and the Subordinate Certificates and any Distribution Date other than the first Distribution Date, a rate per annum equal to the lesser of (i) the related LIBOR Certificate Rate and (2) the Net WAC Pass-Through Rate. With respect to the Class A Certificates and the Subordinate Certificates and the first Distribution Date, a rate per annum equal to the related LIBOR Certificate Rate. With respect to the Class CE Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (viii) below, and the denominator of which is the sum of the aggregate of the Uncertificated Principal Balances of the Uncertificated REMIC II Regular Interests. For purposes of calculating the Pass- Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

                  (i) the Uncertificated REMIC II Pass-Through Rate for Uncertificated REMIC II Regular Interest II-LT1 minus two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4, Uncertificated REMIC II Regular Interest II-LT5 and Uncertificated REMIC II Regular Interest II-LT6, with the rate on Uncertificated REMIC II Regular Interest II-LT6 subject to a cap of zero for the purpose of this calculation, applied to an amount equal to the Uncertificated Principal Balance of Uncertificated REMIC II Regular Interest II-LT1;

                  (ii) the weighted average of the Uncertificated REMIC II Pass-Through Rates for Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4 and Uncertificated REMIC II Regular Interest II-LT5 minus two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4, Uncertificated REMIC II Regular Interest II-LT5 and Uncertificated REMIC II Regular Interest II-LT6, with the rate on Uncertificated REMIC II Regular Interest II-LT6 subject to a cap of zero for the purpose of this calculation, applied to an amount equal to the sum of the Uncertificated Principal Balances of Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4 and Uncertificated REMIC II Regular Interest II-LT5;

                  (iii) the Uncertificated REMIC II Pass-Through Rate for Uncertificated REMIC II Regular Interest II-LT6 minus two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4, Uncertificated REMIC II Regular Interest II-LT5 and Uncertificated REMIC II Regular Interest II-LT6, with the rate on Uncertificated REMIC II Regular Interest II-LT6 subject to a cap of zero for the purpose of this calculation, applied to an amount equal to the Uncertificated Principal Balance of Uncertificated REMIC II Regular Interest II-LT6;

                  (iv) 100% of the interest on Uncertificated REMIC II Regular Interest II-LT2S;

                  (v) 100% of the interest on Uncertificated REMIC II Regular Interest II-LT3S;

                  (vi) 100% of the interest on Uncertificated REMIC II Regular Interest II-LT4S;

                  (vii) 100% of the interest on Uncertificated REMIC II Regular Interest II-LT5S; and

                  (viii) 100% of the interest on Uncertificated REMIC II Regular Interest II-LTP.

                  "PAYING AGENT": Bank One, National Association or any successor Paying Agent appointed by the Trustee.

                  "PERCENTAGE INTEREST": With respect to any Class of Certificates (other than the Class R Certificates), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Class A Certificates and the Subordinate Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of

$10,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Class R Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and integral multiples of 0.01% in excess thereof.

                  "PERIODIC RATE CAP": With respect to any Adjustable Rate Mortgage Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

                  "PERMITTED TRANSFEREE": Any Transferee of a Class R Certificate, other than a Disqualified Organization, any "electing large partnership" within the meaning of Section 775(a) of the Code, or Non-United States Person.

                  "PERSON": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "PLAN": Any employee benefit plan within the meaning of
section 3(3) of ERISA or a plan within the meaning of section 4975(e)(1) of the Code.

                  "POOL PRINCIPAL BALANCE": As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on such date of determination.

                  "PPC": With respect to the Fixed Rate Mortgage Loans, a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

                  "PRE-FUNDING ACCOUNT": The Pre-Funding Account established pursuant to Section 4.11 of this Agreement. The Pre-Funding Account shall be an Eligible Account.

                  "PRE-FUNDING PERIOD": The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $50,000, (ii) the date on which an Event of Default occurs under this Agreement and (iii) April 30, 2000.

                  "PRE-FUNDED AMOUNT": With respect to any Distribution Date, the amount remaining on deposit in the Pre-Funding Account (exclusive of any investment earnings).

                  "PREPAYMENT CHARGE": Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Master Servicer Prepayment Charge Payment Amount).

                  "PREPAYMENT CHARGE SCHEDULE": As of any date, the list of Prepayment Charges on the Mortgage Loans included in REMIC I on such date, attached hereto as Schedule C-2 (including the Prepayment Charge Summary attached thereto) as supplemented by each schedule of Subsequent Mortgage Loans which by their terms have related Prepayment Charges. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

            (i)       the Mortgage Loan identifying number;

           (ii)       a code indicating the type of Prepayment Charge;

          (iii)       the state of origination of the related Mortgage Loan;

           (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

            (v)       the term of the related Mortgage Loan; and

           (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, with respect to a Subsequent Mortgage Loan).

                  The Prepayment Charge Schedule shall be amended from time to time by the Company in accordance with the provisions of this Agreement.

                  "PREPAYMENT INTEREST SHORTFALL": With respect to any Mortgage Loan for which a Principal Prepayment in has been received by the Master Servicer during a Due Period, an amount equal to the difference between (x) 30 days' interest at the Net Mortgage Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act, or as a result of any Debt Service Reduction) on the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period and (y) to the extent not previously advanced, the interest paid by the related Mortgagor with respect to the Mortgage Loan during such Due Period.

                  "PRINCIPAL DISTRIBUTION AMOUNT": With respect to any Distribution Date, the lesser of:

         (A) the excess of the Available Distribution Amount over the amount payable on the Class A Certificates and the Subordinate Certificates pursuant to
Section 4.02(b)(2) and

         (B) the sum of (i) the Principal Remittance Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date MINUS (iii) on the first Distribution Date and on any Distribution Date occurring on or after the Stepdown Date, the Overcollateralization Reduction Amount for such Distribution Date, if any.

                  "PRINCIPAL PREPAYMENT": Any payment of principal or other recovery on a Mortgage Loan, including Liquidation Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

                  "PRINCIPAL PREPAYMENT IN FULL": Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  "PRINCIPAL REMITTANCE AMOUNT": With respect to any Distribution Date, the sum of the following:

                  (i) the principal portion of each Monthly Payment received by the Master Servicer during the related Due Period (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period in which they are due) on each Outstanding Mortgage Loan;

                  (ii) the principal portion of the Repurchase Price of any Mortgage Loan repurchased during the related Due Period pursuant to
         Section 2.02, 2.04 or 3.18 and the principal portion of any Substitution Adjustment Amounts deposited into the Certificate Account on or prior to such Determination Date;

                  (iii) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Due Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan;

                  (iv) with respect to the Distribution Date following the termination of the Pre- Funding Period, that amount, if any, remaining on deposit in the Pre-Funding Account;

                  (v) the principal portion of any Realized Losses incurred on the Mortgage Loans in the calendar month preceding such Distribution Date;

         MINUS

                  (vi) expenses incurred by and reimbursable to the Master Servicer or the Company pursuant to Sections 3.07, 3.13, 6.03, 10.02 or otherwise under this Agreement.

                  "PTCE 90-30": The Prohibited Transaction Class Exemption issued by the United States Department of Labor and set forth in 60 Federal Register 35925.

                  "PURCHASE PRICE": As defined in Section 2.09.

                  "QUALIFIED SUBSTITUTE MORTGAGE LOAN": A Mortgage Loan substituted by the Seller or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the Monthly Payment received in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any Substitution Adjustment Amount to be deposited by the Seller in the Certificate Account in the month of substitution); (ii) have a Mortgage Rate, Net Mortgage Rate, Gross Margin (with respect to each Adjustable Rate Mortgage Loan) and Maximum Mortgage Rate (with respect to each Adjustable Rate Mortgage Loan) no lower than the Mortgage Rate, Net Mortgage Rate, Gross Margin (with respect to each Adjustable Rate Mortgage Loan) and Maximum Mortgage Rate (with respect to each Adjustable Rate Mortgage Loan), respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) shall be of the same or higher credit quality classification (determined in accordance with the Seller's underwriting guidelines) as the Deleted Mortgage Loan; (vi) with respect to each Adjustable Rate Mortgage Loan, be a first lien adjustable rate Mortgage Loan having the same Index as the Deleted Mortgage Loan and with respect to each Fixed Rate Mortgage Loan, be a first lien fixed rate Mortgage Loan and (vii) satisfy the criteria set forth from time to time in the definition of "qualified mortgage" as defined in Section 860G(a)(3) of the Code (or any successor statute thereto and applicable to the Trust Fund).

                  "RATING AGENCY": With respect to the Offered Certificates, Fitch and Moody's. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

                  "REALIZED LOSS": With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or value of the REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer with respect to related expenses as to which the Master Servicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.
With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has delivered to the Trustee an Officer's Certificate stating that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and such Mortgage Loan is not in default with regard to payments due thereunder.

                  "RECORD DATE": With respect to each Distribution Date, the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs.

                  "REGULAR CERTIFICATE": Any Class A Certificate, Subordinate Certificate, Class P Certificate or Class CE Certificate.

                  "RELIEF ACT": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC ADMINISTRATOR": The Master Servicer. If the Master Servicer is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement, the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

                  "REMIC I": The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

                  (i) the Mortgage Loans, Prepayment Charges and the related Mortgage Files;

                  (ii) all payments and collections in respect of the Mortgage Loans of interest and principal due after the related Cut-off Date as shall be on deposit in the Certificate Account (other than any amounts representing any Master Servicer Prepayment Charge Payment Amount) or in the Distribution Account and identified as belonging to the Trust Fund;

                  (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure;

                  (iv)     any insurance policies relating to the Mortgage
                           Loans;

                  (v) the Company's rights under the Mortgage Loan Purchase Agreement; and

                  (vi)     all proceeds of clauses (i) through (v) above.

The Pre-Funding Account shall not be an asset of REMIC I.

                  "REMIC I INTEREST LOSS ALLOCATION AMOUNT": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the Uncertificated REMIC I Pass-Through Rate for Uncertificated REMIC I Regular Interest I-LT1 minus two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4, Uncertificated REMIC II Regular Interest II-LT5 and Uncertificated REMIC II Regular Interest II- LT6, with the rate on Uncertificated REMIC II Regular Interest II-LT6 subject to a cap of zero for purposes of this calculation, divided by (b) 12.

                  "REMIC I OVERCOLLATERALIZATION AMOUNT": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the Uncertificated REMIC I Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT2, Uncertificated REMIC I Regular Interest I-LT3, Uncertificated REMIC I Regular Interest I-LT4 and Uncertificated REMIC I Regular Interest I-LT5, in each case as of such date of determination.

                  "REMIC I PRINCIPAL LOSS ALLOCATION AMOUNT": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT2, Uncertificated REMIC I Regular Interest I-LT3, Uncertificated REMIC I Regular Interest I-LT4 and Uncertificated REMIC I Regular Interest I-LT5 and the denominator of which is the aggregate of the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT2, Uncertificated REMIC I Regular Interest I-LT3, Uncertificated REMIC I Regular Interest I- LT4, Uncertificated REMIC I Regular Interest I-LT5 and Uncertificated REMIC I Regular Interest I-LT6.

                  "REMIC I REQUIRED OVERCOLLATERALIZATION AMOUNT": 1% of the Required Overcollateralization Amount.

                  "REMIC II": The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the Uncertificated REMIC II Regular Interests, and the Holders of the Class R-II Certificates, with respect to which a separate REMIC election is to be made. The Pre-Funding Account shall not be an asset of REMIC II.

                  "REMIC III": The segregated pool of assets consisting of the Uncertificated REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the REMIC III Certificates with respect to which a separate REMIC election is to be made. The Pre-Funding Account shall not be an asset of REMIC III.

                  "REMIC III CERTIFICATES": Any Regular Certificate or Class R-III Certificate.



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



                  "REMIC PROVISIONS": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "RENTS FROM REAL PROPERTY": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO ACCOUNT": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.20.

                  "REO ACQUISITION": The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.13.

                  "REO DISPOSITION": As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  "REO IMPUTED INTEREST": As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid Principal Balance of the related Mortgage Loan as of the date of acquisition thereof for such period.

                  "REO PROCEEDS": Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of such REO Property) which proceeds are required to be deposited into the Certificate Account pursuant to Section 3.20(d).

                  "REO PROPERTY": A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  "REPLACEMENT CUT-OFF DATE": With respect to any Qualified Substitute Mortgage Loan, the later of (i) the first day of the calendar month in which such Qualified Substitute Mortgage Loan is conveyed to the Trust Fund and (ii) the date of origination thereof, if any such Qualified Substitute Mortgage Loan is originated in the month in which such Qualified Substitute Mortgage Loan is conveyed to the Trust Fund.

                  "REPURCHASE PRICE": With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.04 or 3.18, an amount equal to the sum, without duplication, of (i) 100% of the principal balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate (or at the Net Mortgage Rate in case of a purchase by the Master Servicer) on the principal balance thereof from the Due


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



Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of any unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Master Servicer pursuant to Section 3.07 and not included in clause (iii) of this definition.

                  "REQUEST FOR RELEASE": A request for release, the form of which is attached as Exhibit D hereto.

                  "REQUIRED OVERCOLLATERALIZATION AMOUNT": With respect to any Distribution Date (i) prior to the Stepdown Date, $19,125,000, (ii) on or after the Stepdown Date and provided that neither a Trigger Event nor an Overcollateralization Reduction Lockout Event is in effect, the greater of (x) 9.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $3,187,500, and (iii) on or after the Stepdown Date and if either a Trigger Event or an Overcollateralization Reduction Lockout Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date.

                  "RESPONSIBLE OFFICER": When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee to whom, with respect to a particular matter, such matter is referred.

                  "SELLER":  WMC Mortgage Corp., a California corporation.

                  "SERVICER TERMINATION EVENT": With respect to any Distribution Date, the Servicer Termination Event has occurred (i) with respect to a Distribution Date occurring between the Initial Cut-off Date and the fifth anniversary of the Cut-off Date if on such Distribution Date (X) the sum of (a) the product of (1) the percentage obtained by dividing the balance of 30 day Delinquent Mortgage Loans by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date, and (2) 12.41%; plus (b) the product of (1) the percentage obtained by dividing the balance of 60 day Delinquent Mortgage Loans by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date and (2) 24.82%; plus (c) the product of (1) the percentage obtained by dividing the balance of 90 days or more Delinquent Mortgage Loans by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans, and (2) 49.64%; plus (d) the percentage obtained by dividing Cumulative Net Losses by the sum of the Cut-off Date Pool Principal Balance and the aggregate Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds (Y) 14.75% and (ii) with respect to a Distribution Date occurring after the fifth anniversary of the Cut-off Date if on such Distribution Date the sum set forth in (X) above, in each case as of the last day of the calendar month preceding such Distribution Date, exceeds 22.25%.



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



                  "SERVICING ACCOUNTS": The account or accounts created and maintained pursuant to Section 3.08.

                  "SERVICING ADVANCES": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.11(c), 3.20 and 3.13, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

                  "SERVICING FEE": With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of servicing compensation that accrues at an annual rate of 0.50% on the principal balance on which interest accrues on such Mortgage Loan as of the first day of the related Due Period.

                  "SERVICING OFFICER": Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

                  "STATED PRINCIPAL BALANCE": With respect to any Mortgage Loan or related REO Property, at any given time, the scheduled principal balance thereof at the close of business on the related Cut-off Date after application of all principal and interest due on the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan, and as further reduced to the extent of any Realized Loss incurred with respect to such Mortgage Loan on or before the last day of the most recently ended Due Period.

                  "STEPDOWN DATE": The later to occur of (x) the Distribution Date in May 2003 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to any Distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 44.00%.

                  "SUBORDINATE CERTIFICATES": The Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates.

                  "SUBSEQUENT CUT-OFF DATE": With respect to any Subsequent Mortgage Loan, the later of (x) the close of business of the first day of the month in which such Subsequent Mortgage Loan is transferred by the Seller to the Company and from the Company to the Trust Fund and (y) the date of origination thereof, if any such Subsequent Mortgage Loan is originated in the month of the related Subsequent Transfer Date.

                  "SUBSEQUENT MORTGAGE LOAN": Each Mortgage Loan sold and assigned by the Seller to the Company and from the Company to the Trust Fund pursuant to a Subsequent Transfer Agreement.

                  "SUBSEQUENT MORTGAGE LOAN SCHEDULE": The schedule(s) listing the Subsequent Mortgage Loans sold and conveyed to the Trust Fund on any Subsequent Transfer Date pursuant to the related Subsequent Transfer Agreement.

                  "SUBSEQUENT TRANSFER AGREEMENT": Each subsequent transfer agreement dated as of a Subsequent Transfer Date by which Subsequent Mortgage Loans are sold and assigned to the Trust Fund, in the form of Exhibit J hereto.

                  "SUBSEQUENT TRANSFER DATE": The date specified in each Subsequent Transfer Agreement as the date on which Subsequent Mortgage Loans described therein are to be sold, transferred and assigned to the Trust Fund.

                  "SUBSERVICER": Any Person with whom the Master Servicer has entered into a Subservicing Agreement.

                  "SUBSERVICING AGREEMENT": The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans specified therein as permitted in Section 3.02 hereof.

                  "SUBSTITUTION ADJUSTMENT AMOUNT": As defined in Section 2.04 hereof.

                  "TAX RETURNS": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I, REMIC II and REMIC III due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "TRANSFER": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

                  "TRANSFEREE": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "TRANSFEROR": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "TRIGGER EVENT": A Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds the lesser of (i) 50% of the Credit Enhancement Percentage or (ii) 22.00%.

                  "TRUST FUND": REMIC I, REMIC II, REMIC III and the Pre-Funding Account.

                  "TRUSTEE FEE": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties and any amount in the Pre-Funding Account as of the first day of the related Due Period (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                  "TRUSTEE FEE RATE":  0.0085% per annum.

                  "UNCERTIFICATED CORRESPONDING COMPONENT": With respect to:
Uncertificated REMIC II Regular Interest II-LT1, Uncertificated REMIC I Regular Interest I-LT1; Uncertificated REMIC II Regular Interest II-LT2 and Uncertificated REMIC II Regular Interest II-LT2S, Uncertificated REMIC I Regular Interest I-LT2; Uncertificated REMIC II Regular Interest II-LT3 and Uncertificated REMIC II Regular Interest II-LT3S, Uncertificated REMIC I Regular Interest I-LT3; Uncertificated REMIC II Regular Interest II-LT4 and Uncertificated REMIC II Regular Interest II- LT4S, Uncertificated REMIC I Regular Interest I-LT4; Uncertificated REMIC II Regular Interest II- LT5 and Uncertificated REMIC II Regular Interest II-LT5S, Uncertificated REMIC I Regular Interest I-LT5; Uncertificated REMIC II Regular Interest II-LT6, Uncertificated REMIC I Regular Interest I-LT6; and Uncertificated REMIC II Regular Interest II-LTP, Uncertificated REMIC I Regular Interest I-LTP.

                  "UNCERTIFICATED INTEREST": With respect to any Uncertificated REMIC I Regular Interest for any Distribution Date, one month's interest at the Uncertificated REMIC I Pass-Through Rate applicable to such Uncertificated REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance thereof immediately prior to such Distribution Date. With respect to any Uncertificated REMIC II Regular Interest for any Distribution Date, one month's interest at the Uncertificated REMIC II Pass-Through Rate applicable to such Uncertificated REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any Uncertificated REMIC I Regular Interest and Uncertificated REMIC II Regular Interest shall accrue on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. Uncertificated Interest with respect to each Distribution Date, as to any Uncertificated REMIC I Regular Interest or Uncertificated REMIC II Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 4.10 and (b) the aggregate amount of any shortfalls resulting from application of the Relief Act, if any, allocated, in each case, to such Uncertificated REMIC I Regular Interest or Uncertificated REMIC II Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any Uncertificated REMIC I Regular Interest or Uncertificated REMIC II Regular Interest, shall be reduced by Realized Losses, if any, allocated to such Uncertificated


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



REMIC I Regular Interest or Uncertificated REMIC II Regular Interest pursuant to
Section 1.02 and Section 4.05.

                  "UNCERTIFICATED NOTIONAL AMOUNT": With respect to Uncertificated REMIC II Regular Interest II-LT2S, Uncertificated REMIC II Regular Interest II-LT3S, Uncertificated REMIC II Regular Interest II-LT4S and Uncertificated REMIC II Regular Interest II-LT5S, the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest I-LT2, Uncertificated REMIC I Regular Interest I-LT3, Uncertificated REMIC I Regular Interest I-LT4 and Uncertificated REMIC I Regular Interest I-LT5, respectively.

                  "UNCERTIFICATED PRINCIPAL BALANCE": The amount of any Uncertificated REMIC I Regular Interest or Uncertificated REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest and each Uncertificated REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated principal balance. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest and each Uncertificated REMIC II Regular Interest shall be reduced by all distributions of principal made on such Uncertificated REMIC I Regular Interest or such Uncertificated REMIC II Regular Interest, as applicable, on such Distribution Date pursuant to Section 4.02, and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05 and the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT6 and Uncertificated REMIC II Regular Interest II-LT6 shall be increased by interest deferrals as provided in
Section 4.02(b)(1)(A)(i) and Section 4.01(b)(1)(B)(i), respectively. The Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest and each Uncertificated REMIC II Regular Interest shall never be less than zero.

                  "UNCERTIFICATED REMIC I PASS-THROUGH RATE": With respect to each of the Uncertificated REMIC I Regular Interests and any Distribution Date other than the first Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans and REO Properties, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. With respect to the first Distribution Date, the Uncertificated REMIC I Pass-Through Rate shall be: (i) 7.21229124% per annum with respect to Uncertificated REMIC I Regular Interest I-LT1, Uncertificated REMIC I Regular Interest I-LT6 and Uncertificated REMIC I Regular Interest I-LTP, (ii) 7.21229124% per annum with respect to Uncertificated REMIC I Regular Interest I-LT2, (iii) 7.21229124% per annum with respect to Uncertificated REMIC I Regular Interest I-LT3, (iv) 7.21229124% per annum with respect to Uncertificated REMIC I Regular Interest I-LT4 and (v) 8.23125% per annum with respect to Uncertificated REMIC I Regular Interest I-LT5.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST": Any of the seven separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each Uncertificated REMIC I Regular Interest shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST I-LT1": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST I-LT2": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST I-LT3": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST I-LT4": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST I-LT5": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST I-LT6": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC I REGULAR INTEREST I-LTP": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I which shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time and shall be entitled to any Prepayment Charges collected by the Master Servicer and any Master Servicer Prepayment Charge Payment Amounts and shall be entitled to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II PASS-THROUGH RATE": With respect to Uncertificated REMIC II Regular Interest II-LT1, Uncertificated REMIC II Regular Interest II-LT6 and Uncertificated REMIC II Regular Interest II-LTP and any Distribution Date other than the first Distribution Date, a rate per annum equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans and REO Properties, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. With respect to the first Distribution Date, the Uncertificated REMIC II Pass-Through Rate shall be 7.21229124% per annum with respect to Uncertificated REMIC II Regular Interest II-LT1, Uncertificated REMIC II Regular Interest II-LT6 and Uncertificated REMIC II Regular Interest II-LTP. With respect to Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4 and Uncertificated REMIC II Regular Interest II- LT5 and any Distribution Date other than the first Distribution Date, the lesser of (i) the related LIBOR Certificate Rate and (ii) the Net WAC Pass-Through Rate. With respect to Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4 and Uncertificated REMIC II Regular Interest II-LT5 and the first Distribution Date, the related LIBOR Certificate Rate. With respect to Uncertificated REMIC II Regular Interest II-LT2S, Uncertificated REMIC II Regular Interest II-LT3S, Uncertificated REMIC II Regular Interest II-LT4S and Uncertificated REMIC II Regular Interest II-LT5S and any Distribution Date, a rate per annum equal to excess of the Uncertificated REMIC I Pass-Through Rate for the related Uncertificated Corresponding Component over the Uncertificated REMIC II Pass-Through Rate for Uncertificated REMIC II Regular Interest II-LT2, Uncertificated REMIC II Regular Interest II-LT3, Uncertificated REMIC II Regular Interest II-LT4 and Uncertificated REMIC II Regular Interest II-LT5, respectively.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST": Any of the eleven separate non- certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II. Each Uncertificated REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and each Uncertificated REMIC II Regular Interest (other than REMIC II Regular Interest II-LT2S, REMIC II Regular Interest II-LT3S, REMIC II Regular Interest II-LT4S and REMIC II Regular Interest II- LT5S, with respect to principal) shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its related initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective Uncertificated REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT1": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT2": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT3": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT4": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT5": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT6": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LTP": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time and shall be entitled to any Prepayment Charges collected by the Master Servicer and any Master Servicer Prepayment Charge Payment Amount, and shall be entitled to a distribution of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT2S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its related Uncertificated Notional Amount.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT3S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its related Uncertificated Notional Amount.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT4S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its related Uncertificated Notional Amount.

                  "UNCERTIFICATED REMIC II REGULAR INTEREST II-LT5S": One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II which shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its related Uncertificated Notional Amount.

                  "UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS": The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

                  "UNITED STATES PERSON": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                  "UNPAID INTEREST SHORTFALL": With respect to each Class of Offered Certificates and each Distribution Date, any Accrued Certificate Interest remaining unpaid as to such Class of Offered Certificates as a result of the insufficiency of the Interest Remittance Amount to pay Accrued Certificate Interest to such Certificates pursuant to the priority of payment provisions of Section 4.02(b)(2) for such Distribution Date, plus any such shortfall for all prior Distribution Dates, and plus interest thereon at the related Pass-Through Rate immediately prior to such Distribution Date.

                  "VOTING RIGHTS": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Subordinate Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated to the holders of the Class P Certificates and 1/3 of 1% of all Voting Rights will be allocated among the holders of each Class of Residual Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

                  Section 1.02. ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

                  For purposes of calculating the amount of Accrued Certificate Interest for the Class A Certificates, the Subordinate Certificates and the Class CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.10) and shortfalls resulting from application of the Relief Act incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class CE Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Subordinate Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass- Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated among the Class CE Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

                  For purposes of calculating the amount of Uncertificated Interest for the Uncertificated REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.10) and any shortfalls resulting from application of the Relief Act incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to Uncertificated REMIC I Regular Interest I-LT1 and Uncertificated REMIC I Regular Interest I-LT6 up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among Uncertificated REMIC I Regular Interest I-LT1, Uncertificated REMIC I Regular Interest I-LT2, Uncertificated REMIC I Regular Interest I- LT3, Uncertificated REMIC I Regular Interest I-LT4, Uncertificated REMIC I Regular Interest I-LT5 and Uncertificated REMIC I Regular Interest I-LT6 PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Regular Interest.

                  All Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act on the Uncertificated REMIC II Regular Interests shall be allocated by the Trustee on each Distribution Date among the Uncertificated REMIC II Regular Interests in the proportion that Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act are allocated to the related Uncertificated Corresponding Component.

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.01. CONVEYANCE OF MORTGAGE LOANS.

                  (a) The Company, concurrently with the execution and delivery of this Agreement, does hereby assign to the Trustee, for the benefit of the Certificateholders, without recourse all the right, title and interest of the Company in, to and under the Initial Mortgage Loans, including all interest due and principal received, with respect to the Initial Mortgage Loans, after the Initial Cut-off Date and all other assets constituting the Trust Fund; PROVIDED, HOWEVER, that the Company reserves and retains all right, title and interest in and to principal (including Principal Prepayments) received and interest due on the Initial Mortgage Loans on or prior to the Cut-off Date.

                           The Company, concurrently with the execution and
delivery of this Agreement, does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including without limitation, the rights of the Company to enforce the obligations of the Seller with respect to the representations and warranties set forth therein.

                  (b) In connection with such assignment, the Company shall cause to be delivered to, and deposited with, the Trustee the following documents or instruments (or copies thereof as permitted by this Section):

                           (i) The original Mortgage Note, endorsed "Pay to the
                  order of Bank One, National Association, as Trustee under the applicable agreement, without recourse" and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Mortgage Loan as to which the original Mortgage Note has been lost, misplaced or destroyed, a lost note affidavit in the form attached hereto as Exhibit L;

                           (ii) the original Mortgage with evidence of recording
                  thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the Seller, Seller's agent or the public recording office in which such original Mortgage has been submitted for recording;

                           (iii) an Assignment in blank;

                            (iv) originals of any intervening assignments of the
                  Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the Seller, Seller's agent or the public recording office in which such original intervening assignment has been submitted for recording;

                           (v) the original policy of title insurance (or a
                  commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage or has otherwise not yet been received by the title company); and

                           (vi) a true and correct copy of each assumption,
                  modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan.

                  Promptly upon receipt of the recording information for the Mortgage Loans after the Closing Date (or after the date of transfer of any Qualified Substitute Mortgage Loan or Subsequent Mortgage Loan), the Seller, at its own expense (or if the Seller shall have been replaced as Master Servicer, at the expense of the successor Master Servicer unless the successor Master Servicer is the Trustee in its capacity as such pursuant to Section 7.02), shall complete or cause to be completed each original Assignment referred to in clause
(iii) above in the following form: "Bank One, National Association, as Trustee under the applicable agreement" and submit each Assignment for recording in the appropriate public recording office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the Rating Agencies and the Master Servicer, such recording is not required to protect the Trustee's interest in such Mortgage Loan, against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such Mortgage Loan, and the Trustee shall retain a photocopy of each such Assignment. If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such substitute Assignment to be recorded in accordance with this paragraph. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Seller (or the successor Master Servicer) in the manner and within the time frame described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights stating that failure to record is likely to have a material adverse effect on the interests of the Certificateholders, (ii) a Servicer Termination Event, (iii) a bankruptcy, insolvency or foreclosure relating to the Seller,
(iv) a servicing transfer as described in Section 7.02 hereof, (v) if the Seller is not the Master Servicer and with respect to any one Assignment, a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more Delinquent. Notwithstanding the foregoing, if the Seller (or the successor Master Servicer) is unable to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust Fund.

                  In instances where an original Mortgage or any original intervening Assignment was not, in accordance with clause (iii) or (iv) above, delivered by the Seller to the Trustee on or prior to the Closing Date (or the date of transfer of any Qualified Substitute Mortgage Loan or Subsequent

Mortgage Loan), the Seller shall deliver or cause to be delivered the originals of such documents to the Trustee promptly upon receipt thereof.

                  The Trustee hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to the Trust Fund pursuant to this Section 2.01.

                  (c) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertified REMIC I Regular Interests provided for in Section 2.06 and the Uncertificated REMIC II Regular Interests provided for in Section 2.07 be construed as a sale by the Company to the Trustee of the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests are held to be property of the Company, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests, (D) the Uncertificated REMIC II Regular Interests and (E) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, the Distribution Account and the Pre-Funding Account whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B),
(C), (D) and (E) granted by the Seller to the Company pursuant to the Mortgage Loan Purchase Agreement; (c) the possession by the Trustee, or any agent of the Trustee of Mortgage Notes or such other items of property constituting instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the California Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  The Company and, at the Company's direction, the Seller and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC II Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date, and the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the Uncertificated REMIC II Regular Interests, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by
(1) any change of name of the Seller, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), or (2) any change of location of the place of business or the chief executive office of the Seller or the Company.

                  Section 2.02. ACCEPTANCE BY TRUSTEE.

                  The Trustee acknowledges receipt of the documents referred to in Section 2.01(b)(i) through (vi) above, declares that it, or its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it and all such other assets included in the definition of Trust Fund in trust for the use and benefit of all present and future Certificateholders and agrees to execute and deliver on the Closing Date an acknowledgment of receipt in the form of Exhibit E-1 hereto (the "Initial Certification"). The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date (or, with respect to any Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, within 45 days after the conveyance and assignment thereof) to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it and shall deliver to the Company, the Seller and the Master Servicer a certification in the form of Exhibit E-2 hereto (the "Interim Certification").

                  If within such 45 day period the Trustee finds any document or documents constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, or if in the course of its review the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly so notify the Master Servicer, the Seller and the Company. The Seller shall correct or cure such omission or defect within 90 days from the date the Seller was notified of such omission or defect and, if it does not correct or cure such omission or defect within such period, the

Seller shall purchase such Mortgage Loan from REMIC I at its Repurchase Price, in either case within 90 days from the date it was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Repurchase Price for any such Mortgage Loan purchased by the Seller shall be deposited or caused to be deposited by the Master Servicer in the Certificate Account maintained by it pursuant to Section 3.06 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, ownership of any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Certificateholders or the Trustee on behalf of Certificateholders.

                  In addition to the foregoing, the Trustee also agrees to conduct a review during the 18 months after the Closing Date indicating the current status of the exceptions previously indicated on the Initial Certification and deliver a certification with respect thereto in the form attached hereto as Exhibit E-3 (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Master Servicer shall monitor no less frequently than monthly the status of the exceptions, if any, and deliver updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

                  Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                                MASTER SERVICER AND THE COMPANY.

                  (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders, as of the Closing Date and each Subsequent Cut-off Date, that:

                         (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer or the validity or enforceability of the Mortgage Loans;

                        (ii) The Master Servicer has the power and authority to execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accor-dance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                       (iii) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                        (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the certificate of incorporation or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound;

                         (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Agreement which, to the knowledge of the Master Servicer, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;.

                        (vi) With respect to each Mortgage Loan, the Assignment is in recordable form; provided, however, that the name of the assignee and the recording information with respect to such Mortgage Loan is blank and each Mortgage Loan was originated in the name of the Master Servicer;

                       (vii) The information set forth in the Prepayment Charge Schedule (including the prepayment charge summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectibility thereof may be limited due to acceleration in connection with a foreclosure) under applicable law;

                      (viii) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in
         Section 3.01(e); and

                        (ix) The Master Servicer's computer and other systems used in servicing mortgage loans will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement provided that the Master Servicer's ability to meet the requirements of this representation may be limited in circumstances where it relies (after reasonable due diligence in inquiring into and obtaining reasonable compliance representations) on third party systems which are incompatible with those of the Master Servicer on or after January 1, 2000.

         The foregoing representations and warranties shall survive any termination of the Master Servicer hereunder. Upon the discovery by the Seller, the Master Servicer, the Trustee or the Company of a breach of any of the representations and warranties relating to the Prepayment Charges set forth in
Section 2.03(vii) or Section 2.03(viii), which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer set forth in Sections 2.03(vii) or 2.03(viii) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: (a) if the representation made by the Master Servicer in Section 2.03(vii) above is breached, the Master Servicer must pay the amount of the scheduled Prepayment Charge, for the benefit of the holder of the Class P Certificate, by depositing such amount into the Certificate Account, net of any amount previously collected by the Master Servicer or paid by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge; and
(b) if any of the covenants made by the Master Servicer in Section 2.03(viii) above is breached, the Master Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Certificate Account.

                  (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders, as of the Closing Date and each Subsequent Cut-off Date, that:

                         (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company or the validity or enforceability of the Mortgage Loans;

                        (ii) The Company has the power and authority to execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                       (iii) The Company is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                        (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Company will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Company or any provision of the certificate of incorporation or bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound; and

                         (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement which, to the knowledge of the Company, has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

                  Section 2.04. ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Master Servicer, on behalf of and subject to the direction of the Trustee, shall enforce the representations and warranties and related obligations for breaches thereof of the Seller pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery by the Seller, the Master Servicer, the Trustee or the Company of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan, which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller either cure such breach in all material respects or purchase such Mortgage Loan within 90 days from the date the Seller was notified of such breach, in each instance in accordance with the Mortgage Loan Purchase Agreement; PROVIDED that the Seller shall, subject to the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute a Qualified Substitute Mortgage Loan or Qualified Substitute Mortgage Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and shall be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, remittance to the Distribution Account pursuant to this Agreement shall include the Monthly Payment received on a Deleted Mortgage Loan for such month, and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.
The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage

Loans, and the Master Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Trustee.

                  In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans together with accrued and unpaid interest thereon at the related Mortgage Rates (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be remitted to the Distribution Account in the month of substitution). The Seller shall pay the Substitution Adjustment Amount to the Master Servicer and the Master Servicer shall deposit such Substitution Adjustment Amount into the Certificate Account upon receipt.

                  Upon receipt by the Trustee of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of a Qualified Substitute Mortgage Loan and deposit of any applicable Substitution Adjustment Amount as provided above, the Trustee on behalf of the Trust Fund shall release to the Seller the related Mortgage File for the Mortgage Loan being repurchased or substituted for and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee ownership of such Mortgage Loan released pursuant hereto, and thereafter such Mortgage Loan shall not be an asset of the Trust Fund.

                  It is understood and agreed that the obligation of the Seller to cure any breach with respect to or to repurchase or substitute for, any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Company, the Trust Fund or the Certificateholders (or the Trustee on behalf of the Certificateholders) against the Seller.

                  Section 2.05. RESERVED.

                  Section 2.06. ISSUANCE OF CERTIFICATES AND UNCERTIFICATED
                                REMIC I REGULAR INTERESTS EVIDENCING INTERESTS IN REMIC I; CONVEYANCE OF UNCERTIFICATED REMIC I REGULAR INTERESTS.

                  (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted in the Initial Certification, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which, together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the Uncertificated REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I

Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II (as holder of the Uncertificated REMIC I Regular Interests) in such distributions, are as set forth in this Agreement.

                  (b) The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests for the benefit of the holders of the Uncertificated REMIC II Regular Interests and the Class R-II Certificateholders.

                  Section 2.07. ISSUANCE OF CERTIFICATES AND UNCERTIFICATED
                                REMIC II REGULAR INTERESTS EVIDENCING INTERESTS IN REMIC II; CONVEYANCE OF UNCERTIFICATED REMIC II REGULAR INTERESTS.

                  (a) The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the Uncertificated REMIC II Regular Interests and the Class R-II Certificateholders. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-II Certificates in authorized denominations which, together with the Uncertificated REMIC II Regular Interests, evidence ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III (as holder of the Uncertificated REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the Uncertificated REMIC II Regular Interests, and all ownership interests of the Class R-II Certificateholders and REMIC III (as holder of the Uncertificated REMIC II Regular Interests) in such distributions, are as set forth in this Agreement.

                  (b) The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC II Regular Interests for the benefit of the REMIC III Certificateholders.

                  Section 2.08. ISSUANCE OF CERTIFICATES EVIDENCING INTERESTS IN
                                REMIC III.

                  The Trustee acknowledges receipt of the Uncertificated REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the REMIC III Certificates. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the REMIC III Certificates in authorized denominations, which evidence ownership of the entire REMIC III. The rights of the REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of the REMIC III Certificates, and all ownership interests of the REMIC III Certificateholders in such distributions, are as set forth in this Agreement.

                  Section 2.09 CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS.

                  (a) Subject to the conditions set forth in Section 2.1(c) of the Mortgage Loan Purchase Agreement, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates, during the Pre-Funding Period, in accordance with the terms of the related Subsequent Transfer Agreement, of all or a portion of the balance of funds in the Pre-Funding Account equal to the Purchase Price of each Subsequent Mortgage Loan, the Company shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee but subject to the terms and provisions of this Agreement all of the right, title and interest of the Company in and to (i) the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement, delivered by the Company on such Subsequent Transfer Date, (ii) principal received and interest due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and
(iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 above; PROVIDED, HOWEVER, that the Company reserves and retains all right, title and interest in and to principal (including Principal Prepayments) received and interest due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The transfer to the Trustee by the Company of the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule shall be absolute and is intended by the Company, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Company to the Trust Fund.

                  The "Purchase Price" to be paid by the Trustee from amounts released from the Pre- Funding Account shall be one-hundred percent (100%) of the aggregate unpaid principal balances of the Subsequent Mortgage Loans so transferred as of the close of business on the related Subsequent Transfer Dates. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

                  (b) Following the transfer to the Trust Fund of the Subsequent Mortgage Loans and other property and rights related thereto described in
Section 2.09(a) above, the Subsequent Mortgage Loans and all Mortgage Loans and obligations in the Trust Fund, as a whole, will have the characteristics described in the Company's Prospectus Supplement, dated March 31, 2000 relating to the Offered Certificates. No transfer of the Subsequent Mortgage Loans and property and rights related thereto described in Section 2.09(a) above shall be made to the Trust Fund during the Pre- Funding Period if it would result in the downgrade of the rating of any Class of Offered Certificates. All Subsequent Mortgage Loans shall meet the same terms and conditions for eligibility as those Mortgage Loans transferred to the Trust Fund as of the Closing Date, which terms and conditions shall have been approved by the Rating Agencies and which terms and conditions may be changed if such changes receive prior approval either by a vote of the Certificateholders of at least a majority of the Offered Certificates or by the Rating Agencies. In order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to Mortgage Loans which were acquired as of the Closing Date, the characteristics of the Subsequent Mortgage Loans will either be monitored by a credit support provider or other insurance provider which is independent of the Seller and the Company or an independent accountant retained by the sponsor will provide the Seller and the Company with a letter (with copies provided to the Rating Agencies, the underwriters of the Certificates and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage

Loans conform to the characteristics of such obligations described in the Company's Prospectus, dated August 10, 1998, and the Prospectus Supplement, dated March 31, 2000, relating to the Offered Certificates and this Agreement, and, in preparing such letter, the independent accountant will use the same type of procedures as were applicable to the Initial Mortgage Loans.


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



                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                  Section 3.01. MASTER SERVICER TO ASSURE SERVICING. (a) The Master Servicer shall service and administer the Mortgage Loans, the Prepayment Charges and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans similar to the Mortgage Loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as Master Servicer, and any Subservicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Subservicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Subservicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any insurance policy and any other matter pertaining to a Delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or either of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Loans (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer and any Subservicer acting on its behalf may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee or either of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans, any related insurance policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Subservicer.

                  (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action adverse to the rights and interests of the Trustee or the Certificateholders under this Agreement.

                  (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in the form provided by it which are necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.

                  (d) Notwithstanding anything in this Agreement to the contrary, subject to Section 3.06(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section

1001 of the Code (and any proposed, temporary or final regulations promulgated thereunder) and cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code.

                  (e) To the extent consistent with the requirements of Section 3.01, the Master Servicer shall waive in whole or in part (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or
(B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the Master Servicer or an applicable subservicer an intention to refinance the related Mortgage Loan and (y) the Master Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such Mortgagor to refinance with the Master Servicer. If a Prepayment Charge is waived as permitted by meeting the standards described in clauses (i) and (ii)(B) above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Certificate Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Certificate Account. Notwithstanding any other provisions of this Agreement, any payments made by the Master Servicer in respect of any waived Prepayment Charges pursuant to clauses (i) and (ii)(B) shall be deemed to be paid outside of REMIC I.

                  Section 3.02. SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER
                                AND SUBSERVICER.

                  (a) The Master Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement. Any Subservicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder or (y) without cause in which case the Master Servicer but not the Trust Fund shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Subservicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the

Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loan. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees from the party against whom such enforcement is directed.

                  Section 3.03. SUCCESSOR SUBSERVICERS. The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; PROVIDED, HOWEVER, that upon termination, the Master Servicer shall either assume the duties of the Subservicer in respect of the related Mortgage Loans or enter into a contract with a successor Subservicer meeting the requirements of Section 3.02(a), pursuant to which such successor Subservicer will be bound by all relevant terms of the related Subservicing Agreement pertaining to the servicing of such Mortgage Loans.

                  Section 3.04. LIABILITY OF THE MASTER SERVICER. (a) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or any other agent or independent contractor or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Subservicing Agreements or by virtue of indemnification of the Master Servicer by any Subservicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Subservicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Subservicer received such payment; PROVIDED, HOWEVER, that this sentence shall not apply to the Trustee acting as the Master Servicer; PROVIDED, FURTHER, however, that the foregoing provision shall not affect the obligation of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

                  (b) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Master Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.05.

                  Section 3.05. ASSUMPTION OR TERMINATION OF SUBSERVICING
                                AGREEMENTS BY TRUSTEE.

(a) If the Trustee or its designee shall assume the servicing obligations of the Master Servicer in accordance with Section 7.02 below, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Subservicing Agreements. In such event, the Trustee or its designee as the successor Master Servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Subservicing Agreements to the same extent as if such Subservicing Agreements had been assigned to the Trustee or its designee as a successor Master Servicer, except that the Trustee or its designee as a successor Master Servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption (other than the obligation to make any Monthly Advances) and the Master Servicer shall not thereby be relieved of any liability or obligations under such Subservicing Agreements arising prior to such assumption.
The Trustee shall be entitled as successor Master Servicer to receive the servicing compensation provided under Section 3.15, accruing after its assumption of the servicing, as the Master Servicer would be entitled to receive.

                  (b) In the event that the Trustee or its designee as successor Master Servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 7.02, upon the reasonable request of the Trustee or such designee as successor Master Servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents, files and records, electronic or otherwise, relating to the Subservicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by the Master Servicer, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements and responsibilities hereunder to the Trustee, or at its written request to such designee as successor Master Servicer.

                  Section 3.06. COLLECTION OF MORTGAGE LOAN PAYMENTS. (a) The Master Servicer shall use reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow collection procedures generally comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans similar to the Mortgage Loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, Prepayment Charge (subject to the waiver standard set forth in Section 3.01(e)), assumption fee, or any penalty interest or similar charge or fee in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to twelve months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies; PROVIDED, HOWEVER, that the Master Servicer may permit the foregoing only if it believes, in good faith, that such action or actions will be in the best interest of the Certificateholders. In the event the Master Servicer shall consent to the deferment of the Due Dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance to the same extent as if such installment were due, owing and delinquent and had not been deferred; PROVIDED, HOWEVER, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes that such Monthly Advance is not a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders; PROVIDED, HOWEVER, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (other than in connection with the liquidation of the related Mortgage Loan or with prepayments to the extent any related reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable.

                  (b) The Master Servicer shall establish a segregated account in the name of the Trustee (the "Certificate Account"), which shall be an Eligible Account, in which the Master Servicer shall deposit or cause to be deposited any amounts representing interest payments due and principal collections received by it subsequent to the related Cut-off Date (other than in respect of the payments referred to in the following paragraph), within one Business Day of receipt of good funds in respect thereof, including the following payments and collections received or made by it (without duplication):

                           (i) the aggregate Repurchase Price of the Mortgage
Loans purchased pursuant to Section 3.18;

                           (ii) Insurance Proceeds and Net Liquidation Proceeds;

                           (iii) the aggregate Repurchase Price of any Mortgage
Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

                           (iv) amounts required to be paid pursuant to Section
3.10 in respect of a blanket insurance policy deductible, Section 10.02 in respect of indemnification of the Trust Fund or Section 9.01 in respect of the Termination Price;

                           (v) any Monthly Advances and any Compensating
Interest payments;

                           (vi) any amounts required to be deposited pursuant to
Section 3.20 in connection with any REO Property; and

                           (vii) all Prepayment Charges collected by the Master
Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount.

PROVIDED, HOWEVER, that with respect to each Due Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans the Servicing Fee for such Due Period. The foregoing requirements respecting deposits into the Certificate Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Certificate Account assumption and modification fees or late charges payable by

Mortgagors, or Foreclosure Profits, each as further described in Section 3.15, or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Certificate Account is so deposited, the Master Servicer may at any time (prior to being terminated under this Agreement) withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall keep records that accurately reflect the funds on deposit in the Certificate Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Certificate Account for the benefit of the Trustee and the Certificateholders, as their interests may appear.

                  Any interest or investment earnings on funds held in the Certificate Account shall be for the account of the Master Servicer and may only be withdrawn from the Certificate Account by the Master Servicer immediately following its monthly remittance of the amount required to be remitted pursuant to Section 4.01 to the Trustee. Any reference herein to amounts on deposit in the Certificate Account shall refer to amounts net of such interest or investment earnings.

                  Section 3.07 WITHDRAWALS FROM THE CERTIFICATE ACCOUNT. (a) The Master Servicer shall, from time to time as provided herein, make withdrawals from the Certificate Account of amounts on deposit therein pursuant to Section
3.06 for the following purposes (without duplication):

                           (i) to deposit in the Distribution Account, by the Determination Date prior to each Distribution Date, the amount required to be distributed pursuant to Section 4.01 for such Distribution Date;

                           (ii) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.15, an amount equal to the related Servicing Fee (to the extent not retained pursuant to Section 3.06);

                           (iii) to pay to itself, the Seller or other entity entitled thereto, with respect to any Mortgage Loan or REO Property that has been purchased or otherwise transferred to the Seller, the Master Servicer or such other entity, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Repurchase Price is determined;

                           (iv) to reimburse the Master Servicer for (a) any Monthly Advance or Servicing Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (iv) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or Servicing Advance was made or (b) subject to Section 3.22 and Section 4.09, any unreimbursed Monthly Advances or Servicing Advances to the extent of funds held in the Certificate Account for future distribution that were not included in the Available Distribution Amount for the preceding Distribution Date;



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                           (v) to reimburse the Master Servicer for any
         Nonrecoverable Advance previously made, and not reimbursed pursuant to Subsection 3.07(a)(iv);

                           (vi) to pay to itself interest or investment earnings in respect of Eligible Investments or on funds deposited in the Certificate Account;

                           (vii) to pay to the Person entitled thereto any amounts reimbursable from the Trust Fund pursuant to Section 6.03 or 8.05;

                           (viii) to withdraw any other amount deposited in the Certificate Account that was not required to be deposited therein pursuant to Section 3.06; and

                           (ix) to clear and terminate the Certificate Account pursuant to Section 9.01.

In connection with withdrawals pursuant to clauses (ii), (iii) and (iv), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, and the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clauses.

         (b) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the funds held in the Certificate Account may be invested by the Master Servicer (to the extent practicable) in Eligible Investments, as directed in writing to the Trustee by the Master Servicer. Funds in the Certificate Account must be available for withdrawal without penalty, and any Eligible Investments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if any of such Eligible Investments is an obligation of the institution that maintains the related Certificate Account, then such Eligible Investments shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Eligible Investments in which funds in the related Certificate Account are invested must be held by or registered in the name of the Trustee in trust for the Certificateholders. All interest or other earnings from funds on deposit in the related Certificate Account (or any Eligible Investments thereof) shall be the exclusive property of the Master Servicer, and may be withdrawn from the related Certificate Account pursuant to clause (vi) above and the last paragraph of Section 3.06(b) above. The amount of any net losses incurred in connection with the investment of funds in the Certificate Account in Eligible Investments shall be deposited in the related Certificate Account by the Master Servicer from its own funds immediately as realized without reimbursement therefor.

                  Section 3.08. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR
                                ITEMS; SERVICING ACCOUNTS.

                  (a) The Master Servicer shall establish and maintain one or more Servicing Accounts. The Master Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items.


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                  (b) The deposits in the Servicing Accounts shall be held in trust by the Master Servicer (and its successors and assigns) in the name of the Trustee. Such Servicing Accounts shall be Eligible Accounts and if permitted by applicable law, invested in Eligible Investments held in trust by the Master Servicer as described above and maturing, or subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the Master Servicer for any Servicing Advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement. Any advances of such payments shall constitute Servicing Advances.

                  Section 3.09 RESERVED.

                  Section 3.10 MORTGAGE IMPAIRMENT INSURANCE. In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.11 below, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.11 below, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11 below, and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account without reimbursement therefor, the difference, if any, between the amount that would have been payable under a policy complying with
Section 3.11 below and the amount paid under such blanket policy.

                  Section 3.11 MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE. (a) The Master Servicer shall maintain, or cause each Subservicer to maintain, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to the least of the principal balance of the Mortgage Loan, the current replacement cost of the Mortgaged Property and the full insurable value of the Mortgaged Property, and containing a standard mortgagee clause, PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.

                  (b) All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Master Servicer. Any amounts collected by the Master Servicer or a Subservicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Subservicer's normal servicing procedures, the Mortgage Note, the Mortgage or applicable law) shall be deposited into the Certificate Account, for transmittal to the Distribution Account, subject to withdrawal pursuant to Section 3.07.


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                  (c) Any cost incurred by a Master Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall constitute Servicing Advances and shall be recoverable by the Master Servicer in accordance with Section 3.07.

                  (d) No earthquake or other additional insurance shall be required of any Mortgagor or maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and require such additional insurance. If, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property or REO Property is located in a federally designated special flood hazard area, the Master Servicer shall use reasonable efforts to cause flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained thereon. Such flood insurance shall be in an amount equal to the lesser of (i) the principal balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property or REO Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property or REO Property is located is participating in such program).

                  (e) If insurance has not been maintained and should have been maintained in accordance with the limitations set forth in Subsections 3.11 (a) and (d), and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay for any resulting loss without reimbursement therefor.

                  (f) The Master Servicer shall present, or cause the related Subservicer to present, claims under any related hazard insurance or flood insurance policy.

                  (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and errors and omissions insurance policy acceptable to Fannie Mae or Freddie Mac covering such Master Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy.
Upon the request of the Trustee, the Master Servicer shall provide to the Trustee a certified true copy of such fidelity bond and insurance policy. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use reasonable efforts to obtain a comparable replacement bond or policy, as the case may be.

                  Section 3.12 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. (a) If the Master Servicer receives notice that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce any due-on-sale clause contained in the related Mortgage to the extent permitted under the terms of the related Mortgage Note and by applicable law. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the


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Master Servicer is authorized to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable law, such Mortgagor remains liable thereon. In connection with any such assumption, no material term of the related Mortgage Note may be changed. The Master Servicer shall notify the Trustee, whenever practicable, before the completion of such assumption agreement, and shall forward to the Trustee the original of such assumption agreement, which shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee or additional interest collected by the Master Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer as additional servicing compensation.

                  (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Master Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy.

                  Section 3.13 REALIZATION UPON DEFAULTED MORTGAGE LOANS. (a) The Master Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which the Master Servicer has decided in its good faith judgment that such action is in the best interest of the Trust Fund, except that the Master Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of toxic waste or other environmental hazards thereon, unless the Master Servicer follows the procedures in Subsection 3.13(c) below. In connection with such foreclosure or other conversion, the Master Servicer shall use reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such a manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.13(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase Net Liquidation Proceeds, and (ii) that such expenses will constitute Servicing Advances and will be recoverable to it pursuant to Section 3.07. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to receive Foreclosure Profits as additional servicing compensation.

                  (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such


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property shall be disposed of by the Trustee on behalf of the Trust Fund in accordance with Section 3.20.

                  (c) With respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall promptly notify the Trustee and shall act in accordance with any directions provided by the Trustee. Notwithstanding the preceding sentence of this Section 3.13(c), with respect to any Mortgage Loan described by such sentence, the Master Servicer shall, if requested by the Trustee, obtain and deliver to the Trustee an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Master Servicer shall be entitled to reimbursement for such report pursuant to
Section 3.07. If the Trustee has not provided directions to the Master Servicer in connection with any such Mortgage Loan within 30 days of a request by the Master Servicer for such directions and instructions, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, including the release of such Mortgaged Property from the lien of the related Mortgage. The parties hereto acknowledge that the Master Servicer shall not acquire possession of or title to, or commence any proceedings to acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Trustee could reasonably be considered to be a responsible party for any liability arising from the presence of any toxic or hazardous substance on the Mortgaged Property, unless the Trustee has been indemnified to its reasonable satisfaction against such liability.

                  Section 3.14 TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.
(a) Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification signed by a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) and shall request delivery to the Master Servicer of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon.

                  (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under an insurance policy, the Master Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer as bailee for the Trustee.

                  (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.14(b) to be returned to the Trustee when the need therefor no longer exists, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Net


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Liquidation Proceeds relating to the Mortgage Loan have been deposited in the
Certificate Account. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer shall retain such file or document in its constructive control as bailee for the Trustee. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Net Liquidation Proceeds in the Certificate Account.

                  (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents presented to it by the Master Servicer necessary to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Mortgage or otherwise available at law or equity. Together with such documents or pleadings, the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents.

                  Section 3.15 SERVICING COMPENSATION. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan it services.

                  (b) The Master Servicer may retain additional servicing compensation in the form of tax service fees, fees for statement of account or payoff, late payment charges, bad check charges, assumption fees, modification fees or any other servicing-related fees (other than Prepayment Charges), to the extent such fees are collected from the related Mortgagors, and Foreclosure Profits. The Master Servicer shall be required to pay all expenses it incurs in connection with its servicing activities under this Agreement and shall not be entitled in connection with its servicing activities under this Agreement to reimbursement except as provided in this Agreement.

                  Section 3.16 ANNUAL STATEMENTS OF COMPLIANCE. Within 120 days after December 31 of each year, commencing in December 2000, the Master Servicer at its own expense shall deliver to the Trustee, with a copy to the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the most recently completed calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement for such year (including but not limited to its obligations relating to the collection of Prepayment Charges and the payment of Master Servicer Prepayment Charge Amounts to the extent required in connection with the waiver of any Prepayment Charge that is waived either (i) other than in accordance with the standard set forth in Section 3.01(e) or (ii) as permitted by meeting the standards described in clauses (i) and (ii)(B) of the first sentence of Section 3.01(e), it being understood that no payment of any Master Servicer Prepayment Charge Amount is required to be paid hereunder in connection with the waiver of any Prepayment Charge that is waived as permitted by meeting the standards described in clauses (i) and (ii)(A) of the first sentence of
Section 3.01(e)) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.


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                  Section 3.17 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING
REPORT. (a) Within 120 days after December 31 of each year, commencing in December 2000, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by a Subservicer, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to such Subservicer. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee and the Rating Agencies.

                  Section 3.18. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. The Master Servicer may repurchase any Mortgage Loan that is 90 days or more Delinquent for a price equal to the Repurchase Price. The Repurchase Price for any Mortgage Loan purchased hereunder shall be deposited by the Master Servicer in the Certificate Account and the Trustee, upon receipt of a Request for Release and confirmation of such deposit from the Master Servicer in the form of Exhibit D, shall release or cause to be released to the Master Servicer or its designee, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer or its designee, in each case without recourse, representation or warranty, as shall be necessary to vest in the Master Servicer or its designee ownership of such Mortgage Loan released pursuant hereto.

                  Section 3.19. INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The Master Servicer shall prepare and deliver all federal and state information reports when and as required by Section 6050J (reports of foreclosures and abandonments), Section 6050H (reports relating to mortgage interest received) and Section 6050P of the Code (reports relating to cancellation of indebtedness).

                  Section 3.20. TITLE, MANAGEMENT AND DISPOSITION OF REO
                                PROPERTY.

                  (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property before the close of the third taxable year following the year the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the grace period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Company, which Opinion of Counsel shall not be at the expense of the Trust


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Fund or the Trustee, to the effect that the holding by REMIC I of such REO
Property subsequent to such period after its acquisition will not result in the imposition on REMIC I, REMIC II or REMIC III of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under federal tax law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Certificate Account to serve as the REO Account, subject to separate ledgers or subaccounts for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited or Eligible Investments in the REO Account.

                  (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited, on a daily basis in the REO Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                                    (i) all insurance premiums due and payable
                  in respect of such REO Property;

                                    (ii) all real estate taxes and assessments
                  in respect of such REO Property that may result in the imposition of a lien thereon; and

                                    (iii) all costs and expenses necessary to
                  maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes, but only if the Master Servicer would make such advances if the Master Servicer owned


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the REO Property and if in the Master Servicer's reasonable good faith judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, the Master Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of the Trust Fund or Trustee, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

                  The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                                    (i) the terms and conditions of any such
                  contract shall not be inconsistent herewith;

                                    (ii) any such contract shall require, or
                  shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                                    (iii) none of the provisions of this Section
                  3.20(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and



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                                    (iv) the Master Servicer shall be obligated
                  with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                  (d) In addition to the withdrawals permitted under Section 3.20(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances made in respect of such REO Property or the related Mortgage Loan. On the Determination Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Certificate Account in accordance with Section 3.06(b)(vi), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.20(c) or this Section 3.20(d).

                  (e) Subject to the time constraints set forth in Section 3.20(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Closing Date allow a sale for other consideration).

                  Section 3.21. ADVANCE FACILITY.

                  (a) The Master Servicer is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may fund Monthly Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Monthly Advances and/or Servicing Advances.
To the extent that an Advancing Person funds any Monthly Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.21(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Monthly Advance or Servicing Advance to be reimbursed. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.21. An Advancing Person whose obligations hereunder are limited to the funding of Monthly Advances and/or Servicing Advances shall not be required to meet the qualifications of a Subservicer pursuant to Section 3.02 hereof.



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                  (b) If an Advancing Person is entitled to reimbursement for any particular Monthly Advance or Servicing Advance, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.07(a)(iv) or
Section 3.07(a)(v), but instead the Master Servicer shall remit such amounts to the Trustee (at the same time that the Master Servicer makes the monthly remittance to the Trustee to the extent of amounts on deposit in the Certificate Account on the related Determination Date). The Trustee is hereby authorized to pay to an Advancing Person reimbursements for Monthly Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Monthly Advances and/or Servicing Advances in accordance with Section 3.07(a)(iv) or Section 3.07(a)(v), as the case may be, had the Master Servicer made such Monthly Advance or Servicing Advance.

                  Section 3.22. USE OF FUNDS HELD FOR FUTURE DISTRIBUTION.

         The Master Servicer may, pursuant to Section 3.07(a)(iv), reimburse itself for unreimbursed Monthly Advances and Servicing Advances from funds held in the Certificate Account for future distribution that were not included in the Available Distribution Amount for the preceding Distribution Date; provided, however, that the Master Servicer is obligated to re-deposit such amounts into the Certificate Account no later than the close of business on the Determination Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to Section 4.01.







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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

           Section 4.01. DISTRIBUTION ACCOUNT; INVESTMENT OF ACCOUNTS.

          (a) The Trustee shall establish and maintain a segregated account in its name (the "Distribution Account"), which shall be an Eligible Account, into which the Master Servicer shall deposit on or before each Determination Date by wire transfer of immediately available funds an amount equal to that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Certificate Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Certificate Account (other than any such Prepayment Charges received after the related Due Period) and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.21.

          (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Accounts to invest amounts in the Accounts in Eligible Investments designated in the name of the Trustee, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Distribution Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Accounts in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer. The amount of any net losses incurred in respect of any such investments shall be deposited in the related Account by the Master Servicer.

          Section 4.02. DISTRIBUTIONS.

          (a) On each Distribution Date, the Trustee shall make, subject to the Available Distribution Amount, the distributions described below, to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Trustee, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Trustee by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Each Certificateholder's share of the distributions described below shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder.

          (b)(1)(A) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the Uncertificated


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REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-I Certificates, as the case may be:

               (i)

                    (a) to the Holders of Uncertificated REMIC I Regular
               Interests, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates, provided that amounts payable as Uncertificated Interest in respect of Uncertificated REMIC I Regular Interest I-LT6 shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum I-LT6 Uncertificated Interest Deferral Amount; and

                    (b) on the on the first Distribution Date, to the Holders of the Class R-I Certificates, in an amount equal to the excess, if any, of (A) the aggregate amount received or advanced in respect of interest on the Mortgage Loans for such Distribution Date over
               (B) the aggregate amount of Uncertificated Interest payable to the Holders of Uncertificated REMIC I Regular Interests on such Distribution Date;

               (ii) on each Distribution Date, to the Holders of Uncertificated REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows (except as provided below):

                    (a) to the Holders of the Uncertificated REMIC I Regular
               Interest I- LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                    (b) to the Holders of Uncertificated REMIC I Regular
               Interest I-LT1, 98.00% of the amount remaining after application of clause (a), until the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest is reduced to zero and any remaining amount to the Holders of the Class R-I Certificates;

                    (c) to the Holders of Uncertificated REMIC I Regular
               Interest I-LT2, Uncertificated REMIC I Regular Interest I-LT3, Uncertificated REMIC I Regular Interest I-LT4 and Uncertificated REMIC I Regular Interest I-LT5, 1.00% of the amount remaining after application of clause (a), in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such Uncertificated


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               REMIC I Regular Interests are reduced to zero and any remaining amount to the Holders of the Class R-I Certificates; and

                    (d) to the Holders of Uncertificated REMIC I Regular
               Interest I-LT6, 1.00% of the amount remaining after application of clause (a), until the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest is reduced to zero and any remaining amount to the Holders of the Class R-I Certificates;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to a Overcollateralization Reduction Amount shall be allocated to Holders of Uncertificated REMIC I Regular Interest I-LT1 and Uncertificated REMIC I Regular Interest I-LT6, respectively; and

               (iii) to the Holders of the Class R-I Certificates, any remaining amounts in REMIC I.

               (B) On each Distribution Date, the following amounts shall be distributed by REMIC II to REMIC III on account of the Uncertificated REMIC II Regular Interests and the Class R-II Certificates:

               (i) any amounts paid as either Uncertificated Interest paid or accrued to the Uncertificated REMIC I Regular Interests shall be deemed to have been paid to the related Uncertificated Corresponding Component in REMIC II in accordance with the Uncertificated REMIC II Pass-Through Rates and any amounts deferred on Uncertificated REMIC I Regular Interest I-LT6 pursuant to Section 4.02(b)(1)(A) shall be deemed to have been deferred with respect to Uncertificated REMIC II Regular Interest II-LT6; and

               (ii) any amounts paid as principal on the Uncertificated REMIC I Regular Interests shall be deemed to have been paid to the related Uncertificated Corresponding Component in REMIC II in accordance with the same priorities and conditions; and

               (iii) to the Holders of the Class R-II Certificates, any remaining amounts in REMIC II.

          (2) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

               (i) first, to the Holders of the Class A Certificates, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date, plus any Unpaid Interest Shortfall thereon;



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               (ii) second, from the balance, if any, remaining of the Interest
          Remittance Amount after the distributions described in clause (i) above, to the Holders of the Class M-1 Certificates, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

               (iii) third, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) and
          (ii) above, to the Holders of the Class M-2 Certificates, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date;

               (iv) fourth, from the balance, if any, remaining of the Interest Remittance Amount after the distributions described in clauses (i) through (iii) above, to the Holders of the Class B Certificates, an amount equal to the Accrued Certificate Interest thereon for such Distribution Date; and

               (v) fifth, the balance as provided in clause (4) below.

          (3) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

               (i) On each Distribution Date (a) prior to the Stepdown Date or
          (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed in the following order of priority;

               FIRST, to the Holders of the Class A Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

               SECOND, to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero;

               THIRD, to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance of such Class has been reduced to zero; and

               FOURTH, to the Holders of the Class B Certificates, until the Certificate Principal Balance of such Class has been reduced to zero.

               (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed in the following order of priority;

               FIRST, to the holders of the Class A Certificates, until the Certificate Principal Balance of the Class A Certificates has been reduced to zero, an amount equal to the excess, if any, of
               (x) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the


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



               lesser of (a) the product of (1) 56.00% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period MINUS $3,187,500;

               SECOND, from the balance, if any, remaining of the Principal Distribution Amount after the distribution described in clause FIRST above, to the holders of the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, an amount equal to the excess, if any, of (x) the sum of (a) the Certificate Principal Balance of the Class A Certificates (after taking into account the distribution pursuant to clause FIRST above on such Distribution Date) and (b) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 72.00% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period MINUS $3,187,500;

               THIRD, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses FIRST and SECOND above, to the holders of the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, an amount equal to the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balances of the Class A Certificates and the Class M-1 Certificates (after taking into account distributions pursuant to clauses FIRST and SECOND above on such Distribution Date) and (b) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 81.50% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period MINUS $3,187,500;

               FOURTH, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses FIRST through THIRD above, to the holders of the Class B Certificates, until the Certificate Principal Balance of the Class B Certificates has been reduced to zero, an amount equal to the excess, if any, of (x) the sum of (a) the aggregate Certificate Principal Balances of the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates (after taking into account distributions pursuant to clauses FIRST through THIRD above on such Distribution Date) and (b) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (1) 91.00% and (2) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period MINUS $3,187,500;



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



               FIFTH, if an Overcollateralization Reduction Lockout Event is in effect, from the balance, if any, remaining of the Principal Distribution Amount after the distributions described in clauses FIRST through FOURTH above, to the holders of the Class B Certificates, the Class M-2 Certificates, the Class M-1 Certificates and the Class A Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero.

          (4) On each Distribution Date, the Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be distributed as follows:

               (i) first, to pay to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans in the related Due Period, applied to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero (which amount will be paid as part of the Principal Remittance Amount);

               (ii) second, to fund the Extra Principal Distribution Amount for such Distribution Date to be paid to the Holders of the Offered Certificates in the manner and priority set forth in Section 4.02(b)(3)(i) or Section 4.02(b)(3)(ii) above;

               (iii) third, to pay any Unpaid Interest Shortfalls on the Class M-1 Certificates until such Unpaid Interest Shortfall is reduced to zero;

               (iv) fourth, to pay any Unpaid Interest Shortfalls on the Class M-2 Certificates until such Unpaid Interest Shortfall is reduced to zero;

               (v) fifth, to pay any Unpaid Interest Shortfalls on the Class B Certificates until such Unpaid Interest Shortfall is reduced to zero;

               (vi) sixth, to pay to the Holders of the Class A Certificates, in an amount equal to such Certificates' allocated share of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 4.10) and any shortfalls resulting from application of the Relief Act allocated to such Certificates;

               (vii) seventh, to pay to the Holders of the Class M-1 Certificates, in an amount equal to such Certificates' allocated share of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 4.10) and any shortfalls resulting from application of the Relief Act allocated to such Certificates;



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



               (viii) eighth, to pay to the Holders of the Class M-2 Certificates, in an amount equal to such Certificates' allocated share of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 4.10) and any shortfalls resulting from application of the Relief Act allocated to such Certificates;

               (ix) ninth, to pay to the Holders of the Class B Certificates, in an amount equal to such Certificates' allocated share of any Prepayment Interest Shortfalls (to the extent not covered by payments pursuant to Section 4.10) and any shortfalls resulting from application of the Relief Act allocated to such Certificates;

               (x) tenth, to the Holders of the Class CE Certificates, the related Accrued Certificate Interest and any Overcollateralization Reduction Amount for such Distribution Date; and

               (xi) eleventh, to the Holders of the Class R-III Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed FIRST, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and SECOND, to the Holders of the Class R- III Certificates.

          (c) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or any Master Servicer Prepayment Charge Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

          (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (e) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of


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



such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Distribution Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

          (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Subordinate Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 4.05 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this
Section 4.02 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Principal Balance of an Uncertificated REMIC I Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such Uncertificated REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.05 and (b) distributed on such Uncertificated REMIC I Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to this Section 4.02.

          Section 4.03. STATEMENTS TO CERTIFICATEHOLDERS.

          (a) No later than 12:00 noon (Illinois time) on each Determination Date, the Master Servicer shall deliver to the Trustee a computer tape (or such other report in a form and format mutually agreeable to the Master Servicer and the Trustee) containing the information set forth in Exhibit C-1 hereto as to each Mortgage Loan as of the end of the preceding Due Period and such other information as the Trustee shall reasonably require. On each Distribution Date, the Trustee shall forward by telecopy to the Master Servicer, the Company and the Underwriter and mail to each Holder, a statement setting forth the following information (based on the information contained on the computer tape) as to each Class of Certificates to the extent applicable:

               (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof,
     (b) the aggregate amount included therein representing Principal Prepayments and (c) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges ;

               (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;


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



               (iv) the number and Pool Principal Balance of the Mortgage Loans and any REO Properties after giving effect to the distribution of principal on such Distribution Date;

               (v) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

               (vi) the number and aggregate principal balances of Mortgage Loans that are, as of the last day of the preceding calendar month, Delinquent (A) one month, (B) two months and (C) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

               (vii) the number and aggregate principal balance of any REO Properties;

               (viii) the aggregate Unpaid Interest Shortfall remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

               (ix) the Required Overcollateralization Amount and
     Overcollateralization Amount, after giving effect to distributions made on such Distribution Date;

               (x) the Extra Principal Distribution Amount, if any, for such Distribution Date;

               (xi) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

               (xii) the Credit Enhancement Percentage for such Distribution
     Date;

               (xiii) the aggregate amount of Realized Losses for such Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

               (xiv) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

               (xv) the weighted average Net Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

               (xvi) the respective Pass-Through Rates applicable to the Class A Certificates, the Subordinate Certificates and the Class CE Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates and the Subordinate Certificates for the immediately succeeding Distribution Date;



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



               (xvii) whether a Trigger Event, Overcollateralization Reduction Lockout Event or a Servicer Termination Event has occurred;

               (xviii) the Servicing Fee for the related Due Period; and

               (xix) the aggregate amount of Monthly Advances for such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

          The determination by the Master Servicer of the amounts set forth in the Master Servicer's computer tape shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent verification.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee pursuant to any requirements of the Code as are in force from time to time.

          (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee pursuant to any requirements of the Code as are in force from time to time.

          (d) The Trustee shall furnish to each Certificateholder during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder, may reasonably require; PROVIDED that the Master Servicer (to the extent that the Trustee in connection with the foregoing has requested from the Master Servicer information not generally produced) and the Trustee shall be entitled to be reimbursed by such Certificateholder, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

          (e) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or


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distributed except to (i) the extent provided in this Agreement or required by law, (ii) the Rating Agencies or the Company, (iii) the extent the Seller instructs the Trustee in writing to furnish information regarding the Trust Fund or the Mortgage Loans to third-party information providers.
No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

          Section 4.04. RESERVED.


          Section 4.05. ALLOCATION OF REALIZED LOSSES.

          (a) Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Due Period. The amount of each Realized Loss shall be included in the report to the Trustee provided pursuant to Section 4.03(a).

          (b) All Realized Losses on the Mortgage Loans allocated to any Uncertificated REMIC II Regular Interest pursuant to Section 4.05(c) on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, after reductions in respect of actual distributions on such date but before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

          Any allocation of Realized Losses to a Subordinate Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made FIRST, by reducing the amount otherwise payable in respect thereof pursuant to Section 4.02(b)(4)(x) and SECOND, by reducing the Certificate Principal Balance of such Certificate until it has been reduced to zero. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

          As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be


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allocated among the Certificates of such Class in proportion to the Percentage
Interests evidenced thereby.

          (c) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following Uncertificated REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to Uncertificated REMIC I Regular Interest I-LT1 and Uncertificated REMIC I Regular Interest I-LT6 up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT1 and Uncertificated REMIC I Regular Interest I-LT6 up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT1, Uncertificated REMIC I Regular Interest I-LT5 and Uncertificated REMIC I Regular Interest I-LT6, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest I-LT5 has been reduced to zero; fourth to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT1, Uncertificated REMIC I Regular Interest I-LT4 and Uncertificated REMIC I Regular Interest I-LT6, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest I-LT4 has been reduced to zero; fifth to the Uncertificated Principal Balances of Uncertificated REMIC I Regular Interest I-LT1, Uncertificated REMIC I Regular Interest I-LT3 and Uncertificated REMIC I Regular Interest I-LT6, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest I-LT3 has been reduced to zero.

          (d) All Realized Losses on the Uncertificated REMIC II Regular Interests shall be allocated by the Trustee on each Distribution Date among the Uncertificated REMIC II Regular Interests in the proportion that Realized Losses are allocated to the related Uncertificated Corresponding Component.

          As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among the Uncertificated REMIC I Regular Interests (other than Uncertificated REMIC I Regular Interest I- LTP) means an allocation on a PRO RATA basis among the Uncertificated REMIC I Regular Interests (other than Uncertificated REMIC I Regular Interest I-LTP) on the basis of their then outstanding Uncertificated Principal Balances, in each case prior to giving effect to distributions to be made on such Distribution Date.

          Section 4.06. 1934 ACT REPORTS.

          The Trustee shall prepare or cause to be prepared for filing and file with the Securities and Exchange Commission (the "Commission"), with a copy to the Company, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed (other than the current information on Form 8-K to be filed in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Company in connection with the issuance of the Certificates). Such reports shall include, but are not necessarily limited to, the following (which are subject to any changes in procedures required by the Commission): (i) within 15 days after each Distribution Date, the Trustee shall file with the Commission a Form 8-K with


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a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto, (ii) within 15 days of each Subsequent Transfer Date, the Trustee shall file with the Commission a Form 8-K with a copy of the Subsequent Transfer Agreement, (iii) not later than March 30 of the first year commencing after the date of the initial issuance of the Certificates, and each March 30 thereafter if such reporting obligation has not been suspended, the Trustee shall file a Form 10-K in substance conforming to industry standard reporting protocols permitted by the Commission for similar securities (or otherwise in accordance with instructions provided by the Company), and (iv) not later than January 30 of the first year for which the Company's reporting obligations have been automatically suspended (which shall not be earlier than the first year commencing after the date of the initial issuance of the Certificates) the Trustee shall file a Form 15D, notifying the Commission of such suspension with respect to the Trust Fund. The Company hereby grants to the Trustee a limited power of attorney to execute and file each such report on behalf of the Company. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Company of written termination of such power of attorney and
(ii) the termination of the Trust Fund. Fees and expenses incurred by the Trustee in connection with the foregoing shall be paid by the Trustee in connection with the foregoing from the Trustee's fees and shall not be paid by the Trust Fund. The Company, the Master Servicer and the Seller hereby agree to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within their possession related to this Agreement and the Mortgage Loans as the Trustee reasonably requires to prepare and file all necessary reports with the Commission.

          Section 4.07. RESERVED.


          Section 4.08. RESERVED.


          Section 4.09 MONTHLY ADVANCES.

          If any Monthly Payment on a Mortgage Loan that was due on the immediately preceding Due Date and delinquent on the Determination Date is delinquent other than as a result of application of the Relief Act or Debt Service Reduction, the Master Servicer (or the Trustee pursuant to Sections 7.01 and 7.02 hereof) on such Determination Date will deposit in the Certificate Account an amount equal to the interest portion (net of the Servicing Fee) of the scheduled Monthly Payment for such Mortgage Loan, except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing and in the absence of such a determination, the Master Servicer shall continue to make such advances through the date that the related Mortgage Loan has, in the judgment of the Master Servicer, become a Liquidated Mortgage Loan. If applicable, prior to each Determination Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make a Monthly Advance in a stated amount because it would be a Nonrecoverable Advance or that a Monthly Advance previously made has become a Nonrecoverable Advance. In lieu of making all or a portion of such Monthly Advance from its own funds, the Master Servicer may (i) cause to be made an appropriate entry in its records relating to the Certificate Account that any amount held in the Certificate Account and not required for distribution on the immediately succeeding Distribution Date has been used by the Master Servicer in discharge of its obligation to make any such Monthly Advance and (ii) transfer such funds from the Certificate Account to the Distribution Account. Any funds so


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applied and transferred shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the Determination Date immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to Section 4.01.

          Section 4.10 COMPENSATING INTEREST PAYMENTS.

          The Master Servicer shall deposit in the Certificate Account not later than the Determination Date an amount equal to the Compensating Interest related to such Determination Date. The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest payment.

          Section 4.11 PRE-FUNDING ACCOUNT.

          (a) No later than the Closing Date, the Trustee shall establish a segregated trust account that is an Eligible Account, which shall be titled, "Pre-Funding Account, Bank One, National Association, as trustee for the registered holders of Mortgage Pass-Through Certificates, Series 2000-A". The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Company. Prior to end of the Pre-Funding Period, the Pre-Funding Account will be part of the Trust Fund.

          (b) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

               (i) On any Subsequent Transfer Date, the Trustee, pursuant to the related Subsequent Transfer Agreement, shall withdraw from the Pre-Funding Account an amount equal to the Purchase Price for each Subsequent Mortgage Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to the Seller upon satisfaction of the conditions with respect to such transfer and assignment set forth in Section 2.09 herein;

               (ii) [Reserved];

               (iii) The Trustee shall withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

               (iv) The Trustee shall clear and terminate the Pre-Funding Account upon the earliest to occur of (A) the Distribution Date following the end of the Pre- Funding Period, (B) the termination of this Agreement and (C) the termination of the Trust Fund, with any amounts remaining on deposit therein being deposited into the Distribution Account for payment to the Class A Certificateholders on the Distribution Date following the end of the Pre-Funding Period pursuant to Section 4.02(b)(3)(i) or 4.02(b)(3)(ii).



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          Amounts on deposit in the Pre-Funding Account shall be invested by the
Trustee in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account shall be remitted by the Trustee to WMC Mortgage Corp. prior to each Distribution Date. The Pre-Funding Account will not be an asset of any REMIC and, solely for Federal income tax purposes, will be treated as owned by the Seller.

          Section 4.13 RESERVED.


          Section 4.14. COMPLIANCE WITH WITHHOLDING.

          Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.


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                                    ARTICLE V

                                THE CERTIFICATES

          Section 5.01. THE CERTIFICATES.

          (a) The Class A Certificates, the Subordinate Certificates, the Class CE Certificates, the Class P Certificates and the Class R Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4 and B and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee of the documents specified in Section
2.01. The Class A Certificates and the Subordinate Certificates shall be initially evidenced by one or more certificates representing a fraction of the initial Certificate Principal Balance for each Class and shall be issuable in minimum dollar denominations of $10,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates shall be initially evidenced by one more certificates representing a fraction of the initial Certificate Principal Balance of such Class and shall be issuable in minimum dollar denominations of $20 and integral multiples thereof. The Class CE Certificates shall be initially evidenced by one or more certificates representing a fraction of the initial Certificate Principal Balance of such Class and shall be issuable in minimum dollar denominations of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that one Class CE Certificate may be issued having the remainder of the initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. The Class R Certificates shall be issuable in minimum percentage interests of 20% and integral multiples of 0.01% in excess thereof; PROVIDED, HOWEVER, that one Class R-I Certificate, one Class R-II Certificate and one Class R-III Certificate may be issued to the Trustee as "tax matters person" pursuant to
Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

          The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (b) The Class A Certificates and Subordinate Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of such Certificates, through the book-entry facilities of the Depository and, except


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as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          If (i)(A) the Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee is unable to locate a qualified successor or (ii) the Trustee elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of an Event of Default the Holders of the Book-Entry Certificates having Percentage Interests aggregating at least a majority of the Certificate Principal Balance of such Book-Entry Certificates advise the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of the Holders of the Book-Entry Certificates, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.



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          Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

          (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to
Section 8.12 and, in the case of any Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

          (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (d) No transfer, sale, pledge or other disposition of a Class CE, Class P or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class CE, Class P or Class R Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act or is being made pursuant to said Act, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer; provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit H hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any


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



transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company of the status, of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit G-1 attached hereto, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of any such Class CE, Class P or Class R Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

          (e) Transfers of Subordinate Certificates, Class CE Certificates, Class P Certificates or Class R Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement. In the case of the Subordinate Certificates, in lieu of such opinion of counsel, the transferee may provide a certification (which in the case of the Subordinate Certificates sold in book-entry form, the transferee will be deemed to have made the representations in such certification) in the form of Exhibit G-2 to this Agreement (or other form acceptable to the Company, the Trustee and the Master Servicer), which the Trustee may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Company to an Affiliate of the Company (in which case, the Company or any Affiliate thereof shall be deemed to have represented that such Affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company of the status of such transferee as an Affiliate of the Company.

          If any Subordinate Certificate, Class CE Certificate, Class P Certificate or Class R Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Company, the Master Servicer, the Trustee and the Trust Fund from and against any and all


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liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit F-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit F-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit F-2.



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                    (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

               (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit F-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

               (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulation Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole


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          discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

               (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

               (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                    (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A Certificates or Subordinate Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

                    (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause REMIC I, REMIC II or REMIC III to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

          (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.


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          Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04. PERSONS DEEMED OWNERS.

          Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

          Section 5.05. APPOINTMENT OF PAYING AGENT.

          The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

          The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.




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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

          Section 6.01. RESPECTIVE LIABILITIES OF THE COMPANY AND THE MASTER
                        SERVICER.

          The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Sections 7.01 or 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

          Section 6.02. MERGER OR CONSOLIDATION OF THE COMPANY OR THE MASTER
                        SERVICER.

          (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, such successor must satisfy the requirements of
Section 7.02 herein.

          Section 6.03. LIMITATION ON LIABILITY OF THE COMPANY, THE MASTER
                        SERVICER AND OTHERS.


          Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Company, the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the


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Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including any amount paid to the Trustee pursuant to Section 8.05, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

          Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect of this Agreement or the Mortgage Loans, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor. The Master Servicer's and the Company's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer or the Company pursuant to Section 6.04 or
7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination) out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.07.

          Section 6.04. COMPANY AND MASTER SERVICER NOT TO RESIGN.

          Subject to the provisions of Section 6.02, neither the Master Servicer nor the Company shall resign from its respective obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law which cannot be cured without unreasonable cost, as evidenced by an Opinion of Counsel to such effect delivered to the Trustee or (ii) with respect to the Master Servicer, upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is, in the reasonable judgment of the Trustee, acceptable; and (b) each Rating Agency shall have confirmed in writing that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the qualification, reduction or withdrawal of the then current rating of the Certificates; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee, shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer.




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                                   ARTICLE VII

                                     DEFAULT

          Section 7.01. EVENTS OF DEFAULT.

          Event of Default, wherever used herein, means the occurrence and continuance of any one of the following events:

            (i) any failure by the Master Servicer to deposit in the Certificate Account or Distribution Account any deposit required to be made under the terms of this Agreement, including any Monthly Advances and Compensating Interest, which failure continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing at least 25% of the aggregate Voting Rights; or

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements of the Master Servicer set forth in this Agreement, which failure, in each case, materially and adversely affects the interests of Certificateholders and which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a notice of default, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing at least 25% of the aggregate Voting Rights; or

            (iii) the entry against the Master Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed for a period of 90 consecutive days; or

            (iv) the Master Servicer shall commence a voluntary case in bankruptcy, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

            (v) so long as the Seller is the Master Servicer and subject to the limitations set forth in the Mortgage Loan Purchase Agreement, any failure of the Seller to repurchase or


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     substitute Qualified Substitute Mortgage Loans for Deleted Mortgage Loans
     as required pursuant to the Mortgage Loan Purchase Agreement and this Agreement; or

            (vi) a Servicer Termination Event has occurred and is continuing.

So long as an Event of Default shall not have been remedied by the Master Servicer, either the Trustee or the holders of at least 51% of the aggregate Voting Rights, by notice then given in writing to the Master Servicer (and to the Trustee, as applicable) may, by notice to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement other than the Master Servicer's right to receive servicing compensation and reimbursement for expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and the Trustee may exercise any and all other remedies available at law or equity. Any such notice to the Master Servicer shall also be given to each Rating Agency. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement shall pass to and be vested in the Trustee, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Master Servicer and required to be deposited by it in the Certificate Account, or that have been deposited by the Master Servicer in the Certificate Account or thereafter received by the Master Servicer with respect to the Mortgage Loans.

          Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive all amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. No termination of the Master Servicer shall affect any obligation of the Seller.

          Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or Section 7.01(ii) after the applicable grace periods specified in such Sections shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Master Servicer shall provide the Trustee and the Certificateholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Trustee in writing of any Event of Default.

          Section 7.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 7.01 or sends a notice


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pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof, including but not limited to the provisions of Article III. Nothing in this Agreement shall be con strued to permit or require the Trustee to (i) succeed to the responsibilities, duties and liabilities of the Master Servicer in its capacity as the Seller under the Mortgage Loan Purchase Agreement or under this Agreement, (ii) be responsible or accountable for any act or omission of the Master Servicer prior to the issuance of a notice of termination hereunder,
(iii) require or obligate the Trustee, in its capacity as successor Master Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iv) fund any losses on any Eligible Investment directed by any other Master Servicer, or (v) be responsible for the representations and warranties of the Master Servicer; PROVIDED, HOWEVER, that the Trustee, as successor Master Servicer, shall be required to make any Monthly Advances to the extent that the Master Servicer failed to make such Monthly Advances. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given (other than compensation accruing prior to the notice of termination). Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee on behalf of the Certificateholders may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan servicer having a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, that each Rating Agency shall have confirmed in writing that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation in an amount equal to the compensation which the Master Servicer would otherwise have received pur suant to Section 3.15 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor Master Servicer, including the Trustee on behalf of the Certificateholders, shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to deliver any required deposit to the Certificate Account or otherwise cooperate with any required servicing transfer or succession hereunder.

          Section 7.03 WAIVER OF EVENTS OF DEFAULT. The Trustee shall transmit by mail to all Certificateholders, promptly after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder


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known to the Trustee. The Holders of at least 66% of the aggregate Voting Rights may waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default under
Section 7.01(i), which shall require the waiver of all Certificateholders affected by such Event of Default; provided, that no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage
Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          Section 8.01. DUTIES OF TRUSTEE.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs, unless the Trustee is acting as Master Servicer pursuant to Section 7.02, in which case it shall use the same degree of care and skill as is required of the Master Servicer under this Agreement.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

          The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of each of REMIC I, REMIC II and REMIC III as REMICs under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of REMIC I, REMIC II or REMIC III to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

                    (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to


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     the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                    (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                    (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates of any Class affected thereby which evidence, as to such Class, Percentage Interests aggregating not less than 51% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                    (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses
     (iii), (iv), (v) and (vi) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

                    (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (other than expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses of its employees, agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement), if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of per formance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

          Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund from funds available in the Certificate


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Account or (B) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          Section 8.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

          (a)  Except as otherwise provided in Section 8.01:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby has given its consent; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 51%; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such


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     expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys provided that the Trustee shall remain liable for any acts of such Affiliates, agents or attorneys; and

               (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

          (b) It is intended that the Trust Fund formed hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify the Trust Fund as three REMICs as defined in and in accordance with the REMIC Provisions. In furtherance of such intention the Trustee shall:

          (i) to the extent that the affairs of the Trust are within its control, conduct such affairs of the Trust at all times that any Certificates are outstanding so as to maintain the status of the Trust as three REMICs under the REMIC Provisions and any other applicable federal, state and local laws;

          (ii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC I, REMIC II or REMIC III;

          (iii) pay the amount of any and all federal, state and local taxes, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 5.02(f), imposed on REMIC I, REMIC II or REMIC III when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Section 8.05; and

          (iv) Following the Closing Date, and except as otherwise provided in this Agreement, the Trustee shall not knowingly accept any contribution of assets to the Trust unless it shall have been provided with an Opinion of Counsel at the expense of the party delivering such assets acceptable to it to the effect that the inclusion of such assets in the Trust will not cause the Trust to fail to qualify as three REMICs at any time that any Certificates are outstanding or subject the Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          Section 8.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.



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          The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from any of the Accounts by the Company or the Master Servicer.

          Section 8.04. TRUSTEE MAY OWN CERTIFICATES.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise transact business with the Company, Master Servicer with the same rights it would have if it were not Trustee.

          Section 8.05. TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION.

          (a) The Trustee shall withdraw from the Distribution Account on each Distribution Date (prior to the payments to Certificateholders pursuant to Section 4.02 hereof) and pay to itself the Trustee Fee and , to the extent funds therein are at anytime insufficient for such purpose, the Master Servicer shall pay such fees. In addition, if for any Distribution Date the Trustee Fee is less than $500, the Master Servicer shall pay to the Trustee an amount equal to the excess of $500 over the Trustee Fee for such Distribution Date. The Master Servicer shall pay the Trustee any additional amounts as separately agreed. When the Trustee incurs expenses or renders services in connection with an Event of Default described in Sections 7.01(iii) or 7.01(iv) such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally. In addition, the Master Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee (including without limitation any loss, liability or expense relating to environmental law) in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee pursuant to this Agreement or (ii) incurred by reason of the Trustee's negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of the Trustee's reckless disregard of obligations and duties hereunder. Notwithstanding the foregoing, except in the event that any such loss, liability or expense of the Trustee is incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of the Master Servicer's reckless disregard of its obligations and duties


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hereunder, the Master Servicer shall be liable for any such loss, liability or expense of the Trustee only upon and to the extent of the reimbursement to the Master Servicer therefor pursuant to Section 3.07 hereof. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

          Section 8.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

          The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

          Section 8.07. RESIGNATION AND REMOVAL OF THE TRUSTEE.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the


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Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

          Section 8.08. SUCCESSOR TRUSTEE.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.



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          Section 8.09. MERGER OR CONSOLIDATION OF TRUSTEE.

          Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

          Section 8.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. All fees and expenses of any co-trustee so appointed shall be paid by the Trustee out of its own funds. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of


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the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11. APPOINTMENT OF CUSTODIANS.

          The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian pursuant to this Section 8.11.

          Section 8.12. APPOINTMENT OF OFFICE OR AGENCY.

          The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, 8th Floor, New York, New York 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                   ARTICLE IX

                                   TERMINATION

          Section 9.01. TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR THE
                        COMPANY OR LIQUIDATION OF ALL MORTGAGE LOANS.

          (a) Subject to Sections 9.02 and 9.03 hereof, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

               (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Certificates has been reduced to zero;

               (ii) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund or the disposition of all REO Property, or

               (iii) the optional purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund as described below; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the earlier of (A) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (B) the Latest Possible Maturity Date; and provided further that the purchase price set forth below shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of any of REMIC I, REMIC II or REMIC III as a REMIC; PROVIDED, FURTHER, that, if the amount due under any Regular Certificate shall not have been reduced to zero prior to the Latest Possible Maturity Date, the Holders of the Class R Certificates shall be required to terminate this Agreement in the same manner as provided for the Master Servicer in the succeeding sentence.

          The Master Servicer (the party exercising such right, the "Terminator"), may, at its option, terminate this Agreement by purchasing all of the assets of the Trust Fund (including any REO Property) pursuant to clause
(iii) above on any Distribution Date when the Pool Principal Balance is less than ten percent of the sum of the Pool Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount (the "Optional Termination Date") at a price equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Terminator and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to 9.01(b), plus accrued and unpaid interest thereon at the weighted


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average of the Mortgage Rates through the end of the Due Period preceding the
Final Distribution Date, together with any amounts due to the Master Servicer for unpaid Servicing Fees and any unreimbursed advances (the "Termination Price"). By acceptance of the Class R Certificates, the Holder of each Class of Class R Certificates agrees, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

          (b) The Master Servicer shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution specifying:

               (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

               (ii) the amount of any such final payment, if known, and

               (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

     In the event such notice is given by the Terminator, the Terminator shall deposit in the Distribution Account before the Final Distribution Date in immediately available funds the Termination Price.

          (c) Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders the amount otherwise distributable on such Distribution Date, or (ii) if the Terminator elected to so repurchase, the Trustee shall distribute to the Certificateholders the Termination Price in the order and priority set forth in
Section 4.02 hereof.

          (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution


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with respect thereto. If within six months after the second notice any
Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer all amounts distributable to the holders thereof and the Master Servicer shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

          Section 9.02. TERMINATION OF REMIC II AND REMIC III.

          REMIC II and REMIC III shall be terminated on the earlier of the Final Distribution Date and the date on which each is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and Uncertificated REMIC II Regular Interests, respectively, and the date on which the last distribution on the Regular Certificates and Class R-III Certificates is made.

          Section 9.03. ADDITIONAL TERMINATION REQUIREMENTS.

          (a) REMIC I, REMIC II or REMIC III, as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I, REMIC II or REMIC III, as the case may be, to comply with the requirements of this Section 9.03 will not
(i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding:

               (i) The Master Servicer shall establish a 90-day liquidation period for REMIC I, REMIC II, and REMIC III and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and the Treasury regulations thereunder;

               (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and



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               (iii) If the Master Servicer or the Class C or Class R
     Certificateholders is exercising its right to purchase the assets of the Trust Fund, the Master Servicer, Class C or Class R Certificateholders shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; PROVIDED, HOWEVER, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, neither the Master Servicer nor the Class C or Class R Certificateholders shall purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

          (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I, REMIC II and REMIC III at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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                                    ARTICLE X

                                REMIC PROVISIONS

          Section 10.01. REMIC ADMINISTRATION.

          (a) The REMIC Administrator shall make elections to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of the REMIC I election in respect of the Trust Fund, the Uncertificated REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For purposes of the REMIC II election in respect of the Trust Fund and the Uncertificated REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interest" in REMIC II. For purposes of the REMIC III election in respect of the Trust Fund, the Regular Certificates shall be designated as the "regular interests" and the Class R-III Certificates shall be designated as the sole class of "residual interests" in REMIC III. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I, REMIC II or REMIC III other than the Uncertificated REMIC I Regular Interests and the Class R-I Certificates, the Uncertificated REMIC II Regular Interests and the Class R-II Certificates and the Regular Certificates and the Class R-III Certificates, respectively.

          (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

          (c) The REMIC Administrator shall hold a Class R-I Certificate, a Class R-II Certificate and a Class R-III Certificate representing a 0.01% Percentage Interest of the Class R-I Certificates, a 0.01% Percentage Interest of the Class R-II Certificates and a 0.01% Percentage Interest of the Class R-III Certificates respectively, and shall be designated as "the tax matters person" with respect to REMIC I, REMIC II and REMIC III in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1. The REMIC Administrator, as tax matters person, shall (i) act on behalf of REMIC I, REMIC II and REMIC III in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.07 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable


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compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

          (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to any of REMIC I, REMIC II or REMIC III created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information, within their respective control, as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

          (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium based upon 30% CPR and 100% PPC and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

          (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each of REMIC I, REMIC II and REMIC III created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause each of REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I , REMIC II or REMIC III as a REMIC or (ii) result in the imposition of a tax upon each of REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I, REMIC II or REMIC III created hereunder, endanger such status or, unless the Master


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Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III or their assets, or causing REMIC I, REMIC II or REMIC III to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and the Trustee shall not take any such action or cause REMIC I, REMIC II or REMIC III to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I, REMIC II or REMIC III as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I, REMIC II or REMIC III created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, on any contributions to REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article VIII or this Article X, or (iii) otherwise against amounts on deposit in the Certificate Account as provided by Section 3.07.

          (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless (subject to 10.01(f))


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the Master Servicer and the Trustee shall have received an Opinion of Counsel
(at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I, REMIC II or REMIC III will not cause REMIC I, REMIC II or REMIC III to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I, REMIC II or REMIC III to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j) Neither the Master Servicer nor the Trustee shall (subject to
Section 10.01(f)) enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates or each Component representing a regular interest in REMIC III, the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest and the Uncertificated Principal Balance of each Uncertificated REMIC II Regular Interest would be reduced to zero is May 15, 2030, which is the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest scheduled maturity date.

          (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for REMIC I, REMIC II and REMIC III.

          (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of Trust Fund, (iii) the termination of REMIC I, REMIC II or REMIC III pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC I, REMIC II or REMIC III, nor sell or dispose of any investments in the Certificate Account or the Certificate Account for gain nor accept any contributions to REMIC I, REMIC II or REMIC III after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          Section 10.02. MASTER SERVICER, REMIC ADMINISTRATOR AND TRUSTEE
                         INDEMNIFICATION.

          (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master


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Servicer, as a result of a breach of the Trustee's covenants set forth in
Article VIII or this Article X. In the event that WMC Mortgage Corp. is no longer the Master Servicer, the Trustee shall indemnify WMC Mortgage Corp. for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by WMC Mortgage Corp. as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

          (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

          (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          Section 11.01. AMENDMENT.

          (a) This Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

            (i) to cure any ambiguity,

            (ii) to correct or supplement any provisions herein, which may be inconsistent with any other provisions herein or to correct any error,

            (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of REMIC I, REMIC II or REMIC III as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

            (iv) to change the timing and/or nature of deposits into the Certificate Account or the Distribution Account or to change the name in which the Distribution Account is maintained, provided that (A) the Determination Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

            (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R-I, Class R-II and Class III Certificates by virtue of their being the "residual interests" in REMIC I, REMIC II and REMIC III, respectively; provided that
     (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause REMIC I, REMIC II or REMIC III or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or



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            (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and is authorized or permitted under the terms of this Agreement.

          (b) This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall:

                    (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or

                    (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

                    (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

          (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding. The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise; provided however, such consent shall not be unreasonably withheld.

          (d) Promptly after the execution of any such amendment requiring Certificateholder consent, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.



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          (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h) in effect as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          Section 11.02. RECORDATION OF AGREEMENT; COUNTERPARTS.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



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          Section 11.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

          (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby shall have given its written consent, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04. GOVERNING LAW.

          This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law provisions, the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.



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          Section 11.05. NOTICES.

          All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 6320 Canoga Avenue, Woodland Hills, California 91367, Attention:
President, with a copy to the same address, Attention: Legal Department or such other address as may hereafter be furnished to the other parties hereto by the Company, (b) in the case of the Master Servicer, Servicing Department, 6320 Canoga Avenue, Woodland Hills, California 91367, Attention: Mark Walter, Loan Servicing with a copy to the same address, Attention: Legal Department or such other address as may be hereafter furnished to the other parties hereto in writing, (c) in the case of the Trustee, to the Corporate Trust office or such other address as may hereafter be furnished to the other parties hereto in writing by the Trustee, (d) in the case of Fitch IBCA, Inc., One State Street, New York, New York 10004 or such other address as may be hereafter furnished to the other parties hereto by Fitch and (e) in the case of Moody's, 99 Church Street, New York, New York 10007 or such other address as may be hereafter furnished to the other parties hereto by Moody's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 11.06. NOTICES TO RATING AGENCIES.

          The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and each Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

          (a) a material change or amendment to this Agreement,

          (b) the occurrence of an Event of Default,

          (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

          (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by
     Section 3.11 or the cancellation or modification of coverage under any such instrument,

          (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

          (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,


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          (g) a change in the location of the Certificate Account or the
     Distribution Account,

          (h) the occurrence of the Final Distribution Date, and

          (i) the repurchase of or substitution for any Mortgage Loan,

PROVIDED, HOWEVER, that with respect to notice of the occurrence of the events described in clause (d) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

          Section 11.07. SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.08. SUPPLEMENTAL PROVISIONS FOR RESECURITIZATION.

          (a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

          Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of REMIC I, REMIC II or REMIC III as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code). In addition, the Company must receive confirmation from the Rating Agencies that such Supplemental Article will not cause a downgrade in the then current-rating on any Class of Certificates.

          Section 11.09. THIRD PARTY BENEFICIARIES.

          This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder. The Trustee shall have the right to exercise all rights of the Trust Fund under this Agreement.

          IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.

                                     WMC SECURED ASSETS CORP.,
                                     as Company



                                     By:  /s/ Joseph A. Smith
                                        --------------------------------------
                                     Name:    Joseph A. Smith
                                     Title:   Sr. Vice President



                                     WMC MORTGAGE CORP.,
                                     as Master Servicer


                                     By:  /s/ Joseph A. Smith
                                        --------------------------------------
                                     Name:    Joseph A. Smith
                                     Title:   Sr. Vice President



                                     BANK ONE, NATIONAL ASSOCIATION,
                                     as Trustee


                                     By: /s/ Steven Charles
                                        --------------------------------------
                                     Name:   Steven Charles
                                     Title:  Vice President

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

          On the 5th day of April, 2000 before me, a notary public in and for said State, personally appeared Joseph A. Smith, known to me to be a Senior Vice President of WMC Secured Assets Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                     _________________________________________
                                                    Notary Public


[Notarial Seal]

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          On the 5th day of April, 2000 before me, a notary public in and for said State, personally appeared Joseph A. Smith, known to me to be a Senior Vice President of WMC Mortgage Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                     _________________________________________
                                                    Notary Public

[Notarial Seal]

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF NEW YORK            )


          On the ____ day of April, 2000 before me, a notary public in and for said State, personally appeared ___________, known to me to be a ______________________, of Bank One, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                     _________________________________________
                                                    Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE


     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.


Certificate No. 1                          Variable  Pass-Through Rate

Class A

Date of Pooling and Servicing              Percentage Interest: 100%
Agreement:
April 1, 2000

First Distribution Date:                   Initial Certificate Principal Balance
May 15, 2000                               of Class A Certificates
                                           $331,500,000.00

Master Servicer:                           Initial Certificate Principal
WMC Mortgage Corp.                         Balance of this Certificate
                                           $331,500,000.00

CUSIP: 92928S AQ 7


                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2000-A

     evidencing a percentage interest in any distributions allocable to the Class A Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate and fixed rate, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer, the Trustee or any of their Affiliates. None of WMC Secured Assets Corp., the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class A Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate and fixed rate, one- to four-family, first lien, sub- prime mortgage loans (the "Mortgage Loans") sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of required to be distributed to Holders of Class A Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

          As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes


                                      A-1-2
other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by


                                      A-1-3
or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase may only be exercised on any Distribution Date when the Pool Principal Balance is less than 10% of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-1-4

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April __, 2000                         BANK ONE, NATIONAL ASSOCIATION,
                                              as Trustee


                                              By:______________________________
                                                      Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                              BANK ONE, NATIONAL ASSOCIATION,
                                              as Certificate Registrar


                                              By:______________________________
                                                       Authorized Signatory




                                      A-1-5

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________

________________________________________________________________________________





Dated:                                     _____________________________________
                                           Signature by or on behalf of assignor



                                           _____________________________________
                                           Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _____________________________________ account number ___________________, or, if mailed by check, to ______________________________________________ Applicable
statements should be mailed to ________________________________________________.

          This information is provided by ________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-2

                     FORM OF CLASS [M-1][M-2][B] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES[,] [AND] [CLASS M-1 CERTIFICATES] [AND] [CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. IN THE CASE OF TRANSFER OF THIS CERTIFICATE (OR ANY INTEREST HEREIN) OTHER THAN IN THE FORM OF A DEFINITIVE CERTIFICATE, THE TRANSFEREE SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN THE CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT.

Certificate No. 1                        Variable Pass-Through Rate

Class [M-1][M-2][B]

Date of Pooling and Servicing            Aggregate Initial Certificate Principal
Agreement:                               Balance of the Class [M-1][M-2][B]
April 1, 2000                            Certificates:
                                         $[34,000,000.00]$[20,187,000.00]
                                         $[20,187,000.00]

First Distribution Date:                 Initial Certificate Principal
May 15, 2000                             Balance of this Certificate:
                                         $[34,000,000.00]$[20,187,000.00]
                                         $[20,187,000.00]

Master Servicer:                         Percentage Interest: 100%
WMC Mortgage Corp.
                                         CUSIP: [92928S AR 5] [92928S AS 3]
                                         [92928S AT 1]



                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 2000-A

     evidencing a percentage interest in any distributions allocable to the Class [M-1][M- 2][B] Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate and fixed rate, fully-amortizing, one- to four-family, first lien sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer or the Trustee or any of their Affiliates. None of the Company, the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [M-1][M-2][B] Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate and fixed rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans") sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor


                                      A-2-2
entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of required to be distributed to Holders of Class [M-1][M-2][B] Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.

          Transfers of this Certificate to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using the assets of any Plan in the form of Definitive Certificates, will not be registered by the Trustee unless the transferee provides the Company, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement. In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of this Certificate by or on behalf of such Plan is permissible under applicable law, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, and the following statements are correct:
(i) the transferee is an insurance company and the source of funds used to purchase this Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60


                                      A-2-3
have been satisfied and (iii) there is no Plan with respect to which the amount of such general accounts reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of this Certificate. Any purchaser of this Certificate (or interest therein) not issued or transferred as a Definitive Certificate will be deemed to have made the representation contained in the above certification.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

          As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of


                                      A-2-4
authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase may only be exercised on any Distribution Date when the Pool Principal Balance is less than 10% of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April __, 2000                       BANK ONE, NATIONAL ASSOCIATION,
                                                     as Trustee


                                            By:________________________________
                                                   Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class [M-1][M-2][B] Certificates referred to in the within-mentioned Agreement.

                                            BANK ONE, NATIONAL ASSOCIATION,
                                            as Certificate Registrar


                                            By:________________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

________________________________________________________________________________



Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor



                                          _____________________________________
                                          Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _____________________________________ account number ___________________, or, if mailed by check, to ______________________________________________ Applicable
statements should be mailed to ________________________________________________.

          This information is provided by ________________________________, the assignee named above, or ____________________________________, as its agent.



                                     A-2-7

                                   EXHIBIT A-3

                          FORM OF CLASS CE CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES, EQUAL TO A CONSTANT PREPAYMENT RATE OF [___]% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[______] OF OID PER $100,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS [____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $100,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. 1                        Variable Pass-Through Rate

Class CE

Date of Pooling and Servicing            Aggregate Initial Certificate Principal
Agreement:                               Balance of the Class CE Certificates:
April 1, 2000                            $19,125,400.00

First Distribution Date:                 Initial Certificate Principal
May 15, 2000                             Balance of this Certificate:
                                         $19,125,400.00

Master Servicer:                         Percentage Interest: 100%
WMC Mortgage Corp.

Aggregate Initial Notional Amount        Initial Notional Amount
of the Class CE Certificates:            of this Certificate:
$425,000,000.00                          $425,000,000.00


                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 2000-A

     evidencing a percentage interest in any distributions allocable to the Class CE Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate and fixed rate, fully-amortizing, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer or the Trustee or any of their Affiliates. None of the Company, the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that WMC Funding Corp. is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate and fixed rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans"), sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and


                                      A-3-2
is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of required to be distributed to Holders of Class CE Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York.

          No transfer, sale, pledge or other disposition of this Class CE Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in
Section 5.02(d) of the Agreement, in the event that a transfer of this Class CE Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer; provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 to the Agreement, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit H to the Agreement, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company of the status, of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an


                                      A-3-3
investment letter substantially in the form of Exhibit G-1 attached to the Agreement, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of this Class CE Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

          No transfer of this Class CE Certificate will be made unless the Trustee has received an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

          As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.



                                      A-3-4

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase may only be exercised on any Distribution Date when the Pool Principal Balance is less than 10% of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                                      A-3-5

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April __, 2000                       BANK ONE, NATIONAL ASSOCIATION,
                                                     as Trustee


                                            By:________________________________
                                                     Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

                                            BANK ONE, NATIONAL ASSOCIATION,
                                            as Certificate Registrar


                                            By:________________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

________________________________________________________________________________




Dated:                                     _____________________________________
                                           Signature by or on behalf of assignor



                                           _____________________________________
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _____________________________________ account number ___________________, or, if mailed by check, to ______________________________________________ Applicable
statements should be mailed to ________________________________________________.

          This information is provided by ________________________________, the assignee named above, or ____________________________________, as its agent.




                                      A-3-8

                                   EXHIBIT A-4

                           FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES, EQUAL TO A CONSTANT PREPAYMENT RATE OF [__]% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[______] OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [_____]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[____] PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. 1

Class P

Date of Pooling and Servicing            Aggregate Initial Certificate Principal
Agreement:                               Balance of the Class P Certificates:
April 1, 2000                            $100.00

First Distribution Date:                 Initial Certificate Principal
May 15, 2000                             Balance of this Certificate:
                                         $100.00

Master Servicer:                         Percentage Interest: 100.00%
WMC Mortgage Corp.


                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 2000-A

     evidencing a percentage interest in any distributions allocable to the Class P Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate and fixed rate, fully-amortizing, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer or the Trustee or any of their Affiliates. None of the Company, the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that WMC Funding Corp. is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of closed end, adjustable rate and fixed rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans"), sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.


                                      A-4-2

          Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of required to be distributed to Holders of Class P Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York.

          No transfer, sale, pledge or other disposition of this Class P Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in
Section 5.02(d) of the Agreement, in the event that a transfer of this Class P Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer; provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 to the Agreement, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit H to the Agreement, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company of the status, of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit G-1 attached to the Agreement, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified


                                      A-4-3
institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of this Class P Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

          No transfer of this Class P Certificate will be made unless the Trustee has received an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

          As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written


                                      A-4-4
instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (iii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase may only be exercised on any Distribution Date when the Pool Principal Balance is less than 10% of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-4-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April __, 2000                       BANK ONE, NATIONAL ASSOCIATION,
                                                     as Trustee


                                            By:________________________________
                                                  Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                            BANK ONE, NATIONAL ASSOCIATION,
                                            as Certificate Registrar


                                            By:________________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

________________________________________________________________________________




Dated:                                     _____________________________________
                                           Signature by or on behalf of assignor



                                           ____________________________________
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _____________________________________ account number ___________________, or, if mailed by check, to ______________________________________________ Applicable
statements should be mailed to ________________________________________________.

          This information is provided by ________________________________, the assignee named above, or ____________________________________, as its agent.



                                      A-4-7

                                    EXHIBIT B

                  FORM OF CLASS [R-I][R-II][R-III] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL

CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Class [R-I][R-II][R-III]                    Certificate No. 1
Residual

Date of Pooling and Servicing               Percentage Interest: 100%
Agreement and Cut-off Date:
April 1, 2000

First Distribution Date:
May 15, 2000

Master Servicer:
WMC Mortgage Corp.



                      WMC MORTGAGE PASS-THROUGH CERTIFICATE
                                  Series 2000-A

     evidencing a percentage interest in any distributions allocable to the Class [R-I][R- II][R-III] Certificates with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate and fixed rate, one- to four-family, first lien, sub-prime mortgage loans sold by WMC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in WMC Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their Affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by WMC Secured Assets Corp., the Master Servicer, the Trustee or any of their Affiliates. None of the Company, the Master Servicer or any of their Affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that WMC Funding Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of closed end, adjustable rate and fixed rate, one- to four-family, first lien, sub-prime mortgage loans (the "Mortgage Loans") sold to the Trust Fund by WMC Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bank One, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of required to be distributed to Holders of Class [R-I][R-II][R-III] Certificates on such Distribution Date.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

          No transfer, sale, pledge or other disposition of this Class [R-I][R-II][R-III] Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in Section 5.02(d) of the Agreement, in the event that a transfer of this Class [R- I][R-II][R-III] Certificate is to be made either
(i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer; provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 to the Agreement, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit H to the Agreement, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the

Trustee, the Company or the Master Servicer; provided, however, that such representation letters will not be required in connection with any transfer of any such Certificate by the Company or any Affiliate thereof to an Affiliate of the Company, and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be written representation) from the Company of the status, of such transferee as an Affiliate of the Company or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit G-1 attached to the Agreement, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of this Class [R-I][R-II][R-III] Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

          No transfer of this Class [R-I][R-II][R-III] Certificate will be made unless the Trustee has received an opinion of counsel satisfactory to the Company, the Trustee and the Master Servicer, which opinion will not be at the expense of the Company, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as WMC Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

          As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of certain expenses incurred by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made thereon. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Aggregate Certificate Principal Balance has been reduced to zero, (ii) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (iii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase may only be exercised on any Distribution Date when the Pool Principal Balance is less than 10% of the sum of the Pool Principal Balance as of the Initial Cut-off Date and the Original Pre-Funded Amount.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: April __, 2000                          BANK ONE, NATIONAL ASSOCIATION,
                                                        as Trustee


                                            By:________________________________
                                                    Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class [R-I][R-II][R-III] Certificates referred to in the within-mentioned Agreement.

                                                BANK ONE, NATIONAL ASSOCIATION,
                                                 as Certificate Registrar


                                            By:________________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within WMC Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

________________________________________________________________________________




Dated:                                   _____________________________________
                                         Signature by or on behalf of assignor



                                         _____________________________________
                                         Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _____________________________________ account number ___________________, or, if mailed by check, to ______________________________________________ Applicable
statements should be mailed to ________________________________________________.

          This information is provided by ________________________________, the assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT C-1

                             MORTGAGE LOAN SCHEDULE

                                [Filed By Paper]





                                      C-1-1

                                   EXHIBIT C-2

                           PREPAYMENT CHARGE SCHEDULE

                            [Available upon Request]







                                      C-2-1

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:    REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

WMC Mortgage Corp.
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

             Enclosed Documents: [ ] Mortgage Note
                               [ ] Mortgage
                               [ ] Assignment(s) of Mortgage
                               [ ] Title Insurance Policy
                               [ ] Other:________________________________


________________________________
Name


________________________________
Title


________________________________
Date

                                   EXHIBIT E-1


                          FORM OF INITIAL CERTIFICATION


          WHEREAS, the undersigned is ________________________________ of Bank
One, National Association, a national banking corporation, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Mortgage Loans") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 2000 (the "Pooling and Servicing Agreement") among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer, and Bank One, National Association, as Trustee; and

          WHEREAS, the Trustee is required, pursuant to Section 2.02 of the Pooling and Servicing Agreement, to review the Files relating to the Mortgage Loans within a specified period following the Closing Date and to notify the Master Servicer, the Seller and the Company promptly of any defects with respect to the Mortgage Loans, and the Seller is required to remedy such defects or take certain other action, all as contemplated in Section 2.02 of the Pooling and Servicing Agreement; and

          WHEREAS, Section 2.02 of the Pooling and Servicing Agreement requires the Trustee to deliver this Initial Certification upon the satisfaction of certain conditions set forth therein.

          NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents listed in Section 2.01(b) of the Pooling and Servicing Agreement have been received, and that such documents relate to the Mortgage Loans identified in the Initial Mortgage Loan Schedule.

                                            BANK ONE, NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:________________________________
                                            Name:
                                            Title:

                                   EXHIBIT E-2

                          FORM OF INTERIM CERTIFICATION

                                                         ________ __, 200_
WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

WMC Mortgage Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

          Re: Pooling and Servicing Agreement, dated as of April 1, 2000 among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer, and Bank One, National Association, as Trustee, regarding WMC Mortgage Pass-Through Certificates, Series 2000-A
               ----------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the provisions of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan Listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above referenced Pooling and Servicing Agreement are in its possession and relate to the Mortgage Loan identified in the Mortgage Loan Schedule and (ii) each such document has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above captioned Pooling and Servicing Agreement.

                                    BANK ONE, NATIONAL ASSOCIATION, as Trustee

                                    By:________________________________
                                    Name:
                                    Title:

                                   EXHIBIT E-3

                           FORM OF FINAL CERTIFICATION

                                                       ________ __, 200_
WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

WMC Mortgage Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

          Re: Pooling and Servicing Agreement, dated as of April 1, 2000 among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer, and Bank One, National Association, as Trustee, regarding WMC Mortgage Pass-Through Certificates, Series 2000-A
               ---------------------------------------------------------------

Ladies and Gentlemen:

     In accordance with the provisions of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan Listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the exceptions report attachment hereto), it has reviewed the documents delivered to it pursuant to the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above referenced Pooling and Servicing Agreement are in its possession and relate to the Mortgage Loans identified in the Mortgage Loan Schedule and (ii) each such document has been reviewed by it and appears regular on its face, appears to bear original signatures, and has not been mutilated, damaged, torn or otherwise physically altered and relates to such Mortgage Loan. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above captioned Pooling and Servicing Agreement.

                                    BANK ONE, NATIONAL ASSOCIATION, as Trustee

                                    By:________________________________
                                    Name:
                                    Title:

                                   EXHIBIT F-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF        )
                : ss.:
COUNTY OF       )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he/she is [Title of Officer] of [Name of Owner] (record or beneficial owner of the WMC Mortgage Pass-Through Certificates, Series 2000-A Class [R-I][R-II][R-III] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he/she makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I][R-II][R-III] Certificates, and
(iii) is acquiring the Class [R-I][R-II][R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R-I][R-II][R-III] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I][R-II][R-III] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I][R-II][R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R-I][R-II][R-III] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I][R-II][R-III] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner has reviewed the restrictions set forth on the face of the Class [R- I][R-II][R-III] Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I][R-II][R-III] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          8. The Owner's Taxpayer Identification Number is _______________.

          9. This affidavit and agreement relates only to the Class [R-I][R-II][R-III] Certificates held by the Owner and not to any other holder of the Class [R-I][R-II][R-III] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R-I][R-II][R-III] Certificates.

          10. That no purpose of the Owner relating to the transfer of any of the Class [R-I][R- II][R-III] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

          11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I][R-II][R-III] Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I][R-II][R-III] Certificate.

          12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I][R-II][R-III] Certificates remain outstanding.


                                      F-1-2

          13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

          14. Either (a) or (b) is satisfied, as marked below:

               a. Purchaser is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

               b. Purchaser will provide the Trustee, the Company and the Master Servicer with an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer.


                                      F-1-3

          15. The Purchaser is not a non-United States person or an electing large partnership within the meaning of section 775(a) of the Code.

          16. The Owner of the Class R-III Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class CE Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class CE Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R-III Certificate. In connection with any transfer of the Class R-III Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.


                                            Very truly yours,

                                            ________________________________
                                            By:
                                            Name:
                                            Title:


                                      F-1-4

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its Assistant] Secretary, this ____ day of _______________, 200__.

                                            [NAME OF OWNER]


                                            By:_______________________________
                                            [Name of Officer]
                                            [Title of Officer]
[Corporate Seal]

ATTEST:


________________________________
[Assistant] Secretary



          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of ________________, 200__.



                                            ________________________________
                                            NOTARY PUBLIC

                                            COUNTY OF
                                            STATE OF
                                            My Commission expires the
                                            ____ day of
                                            _______________, 20__.




                                      F-1-5

                                   EXHIBIT F-2

                         FORM OF TRANSFEROR CERTIFICATE


                                                  __________________, 20__


WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

Bank One, National Association
1 Bank One Plaza
Chicago, Illinois 60670-0126

          Re:      WMC Mortgage Pass-Through Certificates,
                   Series 2000-A, Class [R-I][R-II][R-III]
                   ---------------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by __________________ (the "Seller") to ______________________________________ (the
"Purchaser") of ___% Percentage Interest of WMC Mortgage Pass-Through Certificates, Series 2000-A, Class [R-I][R-II][R-III] (the "Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 2000, among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer, and Bank One, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

          2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-1. The Seller does not know or believe that any representation contained therein is false.

          3. The Seller, at the time of the transfer, has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I][R-II][R-III] Certificate may not be respected for United

States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

          4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                            Very truly yours,



                                            _________________________________
                                            (Seller)


                                            By:______________________________
                                            Name:____________________________
                                            Title:___________________________


                                      F-2-2

                                   EXHIBIT G-1

                     FORM OF INVESTOR REPRESENTATION LETTER


                              ______________, 20__

WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

Bank One, National Association
1 Bank One Plaza, Suite 0126
Chicago, Illinois 60670-0126



                RE:  WMC Mortgage Pass-Through Certificates,
                     Series 2000-A, Class [R-I][R-II][R-III]
                     ---------------------------------------

Ladies and Gentlemen:

          _________________________ (the "Purchaser") intends to purchase from
___________________________ (the "Seller") ___% Percentage Interest of WMC
Mortgage Pass- Through Certificates, Series 2000-A, Class ___ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 2000 among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer, and Bank One, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

          2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

          3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

          4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Prospectus Supplement, dated ___________________, 20__, to the Prospectus, dated ___________, _____
     (collectively, the "Prospectus") relating to the Certificates (b) a copy of the Pooling and Servicing Agreement and (c) such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Prospectus relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Prospectus was provided to it by the Seller, that the Prospectus was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Prospectus, or (b) any information, development or event arising after the date of the Prospectus.

          5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

          6. The Purchaser represents that either (a) or (b) is satisfied, as marked below:


                                      G-1-2

               a. is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

               b. will provide the Trustee, the Company and the Master Servicer with an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer.

          7. The Purchaser is not a non-United States person or an electing large partnership within the meaning of section 775(a) of the Code.

                                            Very truly yours,

                                            ________________________________
                                            By:
                                            Name:
                                            Title:



                                      G-1-3

                                   EXHIBIT G-2

                       FORM OF ERISA REPRESENTATION LETTER


                                                _________________________


WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

WMC Mortgage Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

Bank One, National Association
1 Bank One Plaza, Suite 0126
Chicago, IL 60670

Attention:  WMC Mortgage Pass-Through Certificates,
            Series 2000-A, Class [A-1][A-2][B]
            ---------------------------------------


Dear Sirs:

          __________________________ (the "Purchaser") intends to purchase from
_________________________ (the "Seller") $_______________ initial Certificate
Principal Balance of WMC Mortgage Pass-Through Certificates, Series 2000-A, Class [M-1][M-2][B] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the"Pooling and Servicing Agreement"), dated as of April 1, 2000, among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer (the "Master Servicer") and Bank One, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

          (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R.ss.2510.3-101; or

          (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
     Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds ("Source") being used by the Purchaser to acquire the Certificates, each of the following statements are accurate: (a) the Purchaser is an insurance company; (b) the Source is assets of the Purchaser's "general account;" (c) the conditions set forth in Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates.

                                            Very truly yours,

                                            [Purchaser]
                                            ________________________________

                                            By:__________________________
                                            Name:
                                            Title:




                                      G-2-2

                                    EXHIBIT H

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                            _______, 20____



WMC Secured Assets Corp.
6320 Canoga Avenue
Woodland Hills, CA 91367

Bank One, National Association
1 Bank One Plaza, Suite 0126
Chicago, Illinois 60670-0126

                  Re:      WMC Mortgage Pass-Through Certificates,
                 Series 2000-A, Class [CE][P][R-I][R-II][R-III]

Ladies and Gentlemen:

          In connection with the sale by (the "Seller") to (the "Purchaser") ___% Percentage Interest of WMC Mortgage Pass-Through Certificates, Series 2000-A, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 2000 among WMC Secured Assets Corp., as company (the "Company"), WMC Mortgage Corp., as master servicer, and Bank One, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                       Very truly yours,
                                       ________________________________
                                       (Seller)



                                       By:_____________________________
                                       Name:
                                       Title:

                                    EXHIBIT I


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


             Description of Rule 144A Securities, including numbers:

             ______________________________________________________
             ______________________________________________________
             ______________________________________________________
             ______________________________________________________

          The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

          1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

          2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement")), dated as of April 1, 2000 among WMC Mortgage Corp., as Master Servicer, WMC Secured Assets Corp. as company and Bank One, National Association as trustee, pursuant to Section 5.02 of the Agreement, as follows:

               a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

               b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

               c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Master Servicer.

               d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

               e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
     2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          3. The Buyer represents that either (a) or (b) is satisfied, as marked below:

          _____ a. is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

          _____ b. will provide the Trustee, the Company and the Master Servicer with an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under
     Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer.

          4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


____________________________                ____________________________
Print Name of Seller                        Print Name of Buyer

By:_________________________                By:_________________________
   Name:                                       Name:
   Title:                                         Title:

Taxpayer Identification: No._____           Taxpayer Identification: No._____

Date:___________________                    Date:_____________________

                                                            ANNEX 1 TO EXHIBIT I
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

             [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___      ___      Will the Buyer be purchasing the Rule 144A
Yes      No       Securities only for the Buyer's own account?

          6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                      ____________________________________
                                      Print Name of Buyer

                                      By:____________________________________
                                               Name:
                                               Title:

                                      Date:__________________________________

                                                            ANNEX 2 TO EXHIBIT I
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

              [For Buyers That Are Registered Investment Companies]


          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

          3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                            ____________________________________
                                            Print Name of Buyer


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            IF AN ADVISER:

                                            ____________________________________
                                            Print Name of Buyer


                                            Date:_______________________________

                                    EXHIBIT J


                      FORM OF SUBSEQUENT TRANSFER AGREEMENT


          Pursuant to this Subsequent Transfer Agreement (the "Agreement"), dated __________, 2000, between WMC Secured Assets Corp., as company (the "Company") WMC Mortgage Corp., as Seller and Master Servicer (the "Seller"), and Bank One, National Association, as Trustee of the WMC Mortgage Pass-Through Certificates, Series 2000-A, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2000, by and among the Company, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"), the Company and the Trustee agree to the sale by Seller and the purchase by the Company and the sale by the Company and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

          Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

          Section 1. CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

          (a) The Seller does hereby sell, transfer, assign, set over and convey to the Company and the Company does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, including all interest due and principal received with respect to the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Seller reserves and retains all right, title and interest in and to interest due and principal received (including Prepayments and Curtailments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Seller and the Company, contemporaneously with the delivery of this Agreement, have delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Company by the Seller and to the Trustee by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the Seller, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Seller to the Company and the Company to the Trust Fund.

          (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Agreement and the Pooling and Servicing Agreement shall be borne by the Seller.

          (c) Additional terms of the sale are set forth on Attachment A hereto. The Subsequent Cut-off Date for each of the Subsequent Mortgage Loans being transferred pursuant to this Agreement is set forth on Attachment A hereto.

          Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT.

          (a) The Seller hereby reaffirms the representations and warranties set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement with respect to the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Seller hereby confirms that each of the conditions set forth in Section 2.1(c) of the Mortgage Loan Purchase Agreement are satisfied as of the date hereof.

          (b) All terms and conditions of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement.

          Section 3. RECORDATION OF INSTRUMENT.

          To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the Certificateholders entitled to at least 25% of the Voting Rights, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 4. GOVERNING LAW.

          This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

          Section 5. COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

          Section 6. SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and be binding upon the Seller, the Company and the Trustee and their respective successors and assigns.


                                           WMC SECURED ASSETS CORP.
                                           as Company

                                           By:_________________________________
                                           Name:
                                           Title:


                                           WMC MORTGAGE CORP.
                                           as Seller

                                           By:_________________________________
                                           Name:
                                           Title:

                                           BANK ONE, NATIONAL ASSOCIATION
                                           as Trustee

                                           By:_________________________________
                                           Name:
                                           Title:


Attachments
-----------

     A.   Additional terms of the sale.
     B.   Schedule of Subsequent Mortgage Loans.

              WMC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-A
                  ATTACHMENT A TO SUBSEQUENT TRANSFER AGREEMENT
                                  Series 2000-A

                                __________, 2000

A.

     1.  Subsequent Cut-off Date:                                 ________, 2000
     2.  Subsequent Transfer Date:                                ________, 2000
     3.  Aggregate Principal Balance of the Subsequent
         Mortgage Loans as of the Subsequent Cut-off Date:   $___________
     4.  Purchase Price:                                                100.00%

B.
     As to the final transfer of Subsequent Mortgage Loans:

     1.  Weighted average gross margin:
     2.  Weighted average LTV:
     3.  Highest LTV:
     4.  % of 2/28 Loans:
     5.  % of 3/27 Loans:
     6.  % of 5/25 Loans:
     7.  % of Fixed Rate Mortgage Loans:
     8.  Non-owner occupied Mortgaged Properties:
     9.  % located in California:

                                    EXHIBIT K

                                 ADDITION NOTICE

                                                    __________, 2000


Bank One, National Association                   Moody's Investors Service, Inc.
1 Bank One Plaza, Suite 0126                     99 Church Street
Chicago, Illinois 60670                          New York, New York 10007
Fitch IBCA, Inc.
1 State Street Plaza, 32nd Floor
New York, NY 10004

     Re: Pooling and Servicing Agreement, dated as of April 1, 2000 (the "Pooling and Servicing Agreement"), by and among WMC Secured Assets Corp., as Company, WMC Mortgage Corp., as Master Servicer and Bank One, National Association, as Trustee, relating to WMC Mortgage Pass-Through Certificates, Series 2000-A
          -------------------------------------------------------------------

Ladies and Gentlemen:

          Pursuant to Section 2.09 of the Pooling and Servicing Agreement, the Company has designated Subsequent Mortgage Loans to be sold to the Trust Fund on __________, 2000, with an aggregate principal balance of $__________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

          Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.


                                              Very truly yours,

                                              WMC SECURED ASSETS CORP.,
                                               Company

                                              By:__________________________
                                              Name:
                                              Title:


                                              WMC MORTGAGE CORP.,
                                              Seller and Master Servicer

                                              By:__________________________
                                              Name:
                                              Title:


ACKNOWLEDGED AND AGREED:

BANK ONE, NATIONAL ASSOCIATION

By:___________________________
Name:
Title:
Date:

                                    EXHIBIT L


                           FORM OF LOST NOTE AFFIDAVIT



STATE OF  ____________________    )
                                  ) ss.:
COUNTY OF ____________________    )




          _____________________, being duly sworn, deposes and says:

               That s/he is a ______________ of ______________________________
(the "Company");

               That, after having conducted a diligent investigation in its records and files, the Company has been unable to locate the following original note and believes that said original note has either been lost, misfiled, misplaced or destroyed:

          A note in the original principal sum of $___________ made by _________________________ to _________________________, and dated
          __________, 20__.

               That the records of the Company do not show that such note was ever released, paid off, satisfied, assigned, transferred, pledged, hypothecated or otherwise disposed of and that such note has been either lost, mislaid, misfiled or destroyed by the Company;

               That the Company is aware that the Trustee, for the benefit of the Certificateholders, is relying upon the statements made herein as to such note having been lost, mislaid, misfiled or destroyed by the Company and never having been released, paid off, satisfied, assigned, transferred, pledged, hypothecated or otherwise disposed of;

               In the event that the Company should ever locate said mortgage note, the Company agrees to provide said note to the Trustee, for the benefit of the Certificateholders; and

               The Company hereby indemnifies and holds the Trustee and the Trust Fund harmless from and against any and all losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from the Company's breach of any covenant, representation or warranty contained herein or based upon the loss, misplacement or destruction of the lost note.

               Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement dated as of April 1, 2000 among the Company, the Trustee and WMC Mortgage Corp.

          IN WITNESS WHEREOF, the undersigned has executed this instrument on behalf of the Company, this ____ day of ______________, 200__.


                                               __________________________


                                               By:________________________
                                               Name:______________________
                                               Title:_____________________




STATE OF  _________        )
                           ) SS.
COUNTY OF _________        )


          On the ______ day of ________, 200__ before me, a Notary Public in and for said State, personally appeared _______________ known to me to be _____________________ of ______________, the company that executed the within instrument and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year first above written.


                 __________________________
                                           Notary Public


                                   My Commission expires ________


                                       L-2